UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant     ☒
Filed by a Party other than the Registrant     ☐

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

ZEBRA TECHNOLOGIES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2009

To the Stockholders of Zebra Technologies Corporation:

     The Annual Meeting of Stockholders of Zebra Technologies Corporation (the “Company”) will be held at 10:30 a.m., Central Time, on Thursday, May 21, 2009, at the Hilton Northbrook, 2855 North Milwaukee Avenue, Northbrook, Illinois 60062, for the following purposes:

(1)	To elect three directors;

(2)	To ratify the appointment by the Audit Committee of Ernst & Young LLP as the independent auditors of the Company’s financial statements for the year ending December 31, 2009; and

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on March 26, 2009, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

Noel Elfant
Secretary

Lincolnshire, Illinois
April 21, 2009

ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE FURNISHED FOR THAT PURPOSE OR VOTE OVER THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD.

Zebra Technologies Corporation
475 Half Day Road, Suite 500
Lincolnshire, Illinois 60069
(847) 634-6700
______________________

PROXY STATEMENT
______________________

     The accompanying Proxy is solicited by the Board of Directors of Zebra Technologies Corporation, a Delaware corporation (“Zebra” or the “Company”), for use at the Annual Meeting of Stockholders, and any adjournments thereof. The Annual Meeting will be held at 10:30 a.m., Central Time, on May 21, 2009, at the Hilton Northbrook, 2855 North Milwaukee Avenue, Northbrook, Illinois. Directions to attend the Annual Meeting in person are available at http://www1.hilton.com/enUS/hi/hotel/CHINBHF-Hilton-Northbrook-Illinois/index.do or by calling the Hilton Northbrook (847-480-7500). The Company is releasing this Proxy Statement and the accompanying form of proxy to stockholders on or about April 21, 2009.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL STOCKHOLDER MEETING TO BE HELD ON MAY 21, 2009

The Company’s Proxy Statement for the 2009 Annual Meeting of Stockholders and the Annual Report to Stockholders for the year ended December 31, 2008, are available at: https://materials.proxyvote.com/989207

     VOTING SECURITIES; PROXIES; REQUIRED VOTE

     Voting Securities — The Board of Directors fixed the close of business on March 26, 2009, as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the March 26, 2009 Record Date, the Company had outstanding 59,348,525 shares of Class A Common Stock, par value $.01 per share (“Common Stock”). Holders of Common Stock are entitled to one vote per share.

     Proxies — The Board of Directors of the Company selected Anders Gustafsson and Noel Elfant to serve as proxies for the Annual Meeting. Mr. Gustafsson is a director and the Chief Executive Officer of the Company. Mr. Elfant is Vice President, General Counsel and Secretary of the Company. Most stockholders have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Please check your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m., Eastern Time, on May 20, 2009. The Internet and telephone voting procedures have been designed to authenticate stockholders by use of a control number and to allow you to vote your shares and to confirm that your instructions have been properly recorded. Each executed and returned proxy card will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each stockholder giving a proxy (by executing the proxy card, over the Internet or by telephone) has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (1) an instrument revoking the proxy or (2) a proxy bearing a later date or time (which can be done by mail, over the Internet or by telephone until those facilities have closed). Additionally, a stockholder may change or revoke a previous proxy by voting in person at the Annual Meeting.

     Required Vote — At the Annual Meeting, (1) a plurality of the votes cast in person or by proxy is required to elect directors; and (2) the affirmative vote of holders of a majority of the votes cast affirmatively or negatively, in person or by proxy, is required to approve Proposal 2, ratification of the appointment of independent auditors. Stockholders are not allowed to cumulate their votes in the election of directors.

     The required quorum for the transaction of business at the Annual Meeting will be a majority of the shares of Common Stock issued and outstanding on the Record Date. Abstentions and broker non-votes will be included in determining the presence of a quorum. In counting votes on the election of directors for which a plurality of votes cast is required, only votes “for” or “withheld” will be considered. Broker non-votes and other shares not voted will be treated as not voted in the election of directors. In counting votes on the ratification of the appointment of Ernst & Young LLP and on any other matter voted upon, a majority of votes is required, and broker non-votes and other shares not voted will not be counted as voted.

PROPOSAL 1
ELECTION OF DIRECTORS

     The Board of Directors presently consists of seven directors, five of whom are independent under The NASDAQ Stock Market listing requirements, and two of whom are currently executive officers of the Company. Each of the nominees for election as director currently serves as a director of the Company.

     If at the time of the Annual Meeting any of the nominees is unable or declines to serve, the persons named in the proxy will, at the direction of the Board of Directors, either vote for the substitute nominee or nominees that the Board of Directors recommends or vote to allow the vacancy created thereby to remain open until filled by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable or will decline to serve as a director if elected.

     Nominees for Election as Directors — The Company has a Board of Directors that is divided into three separate classes, with one class being elected each year to serve a staggered three-year term. The terms of the Class I Directors expire at this Annual Meeting, and three directors will be elected at the Annual Meeting to serve as Class I Directors for a three-year term expiring at the Annual Meeting in 2012 or until their successors are duly elected and qualified. For the Annual Meeting, the Board of Directors has proposed the following nominees for election based on a recommendation by the Nominating Committee: Richard L. Keyser, Ross W. Manire and Dr. Robert J. Potter.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF RICHARD L. KEYSER, ROSS W. MANIRE AND DR. ROBERT J. POTTER TO SERVE AS DIRECTORS OF THE COMPANY.

     The following table sets forth information regarding the nominees for directors and other directors who will serve as directors in the classes and for the terms specified below:

Name	Age	Position with Company	Director Since	Term to Expire
Nominees for Director
Class I Directors
Richard L. Keyser	66	Director	2008	2012	(1)
Ross W. Manire	57	Director	2003	2012	(1)
Dr. Robert J. Potter	76	Director	2003	2012	(1)

Continuing Directors
Class III Directors
Anders Gustafsson	48	Director and Chief Executive Officer	2007	2011
Andrew K. Ludwick	63	Director	2008	2011
Class II Directors
Gerhard Cless	69	Director and Executive Vice President	1969	2010
Michael A. Smith	54	Director and Chairman	1991	2010
____________________

(1)	Current term expires at this Annual Meeting.

     Nominees for Director

     Richard L. Keyser has been a director of Zebra since June 2008. He is Chairman of the Board of W.W. Grainger, Inc., an international distributor of maintenance, repair and operating supplies, a position he has held since 1997. Previously, he served as Grainger’s Chief Executive Officer from 1995 until 2008, and President and Chief Operating Officer from 1994 to 1995. Prior to joining Grainger in 1986, he held positions at NL Industries and Cummins Engine Company. Mr. Keyser received a BS degree from the United States Naval Academy and an MBA degree from Harvard Business School. Mr. Keyser is a member of the Board of Directors of the Principal Financial Group, a financial services firm, and the Rohm & Haas Company, a manufacturer of specialty chemicals. Mr. Keyser is a member of the Company’s Compensation Committee.

     Ross W. Manire has been a director of Zebra since 2003. He is Chairman and Chief Executive Officer of ExteNet Systems, Inc. (formerly known as Clearlinx Network Corporation), a wireless networking company, a position held since 2002. Previously, Mr. Manire was President of the Enclosure Systems Division of Flextronics International, Ltd., an electronics contract manufacturer, from 2000 to 2002. He was President and Chief Executive Officer of Chatham Technologies, Inc., an electronic packaging systems manufacturer that merged with Flextronics, in 2000. Prior to joining Chatham, he was Senior Vice President of the Carrier Systems Business Unit of 3Com Corporation, a provider of networking equipment and solutions. He served in various executive positions with U.S. Robotics, including Chief Financial Officer, Senior Vice President of Operations, and Senior Vice President of the Network Systems Division prior to its merger with 3Com. Mr. Manire was also a partner at Ernst & Young LLP. He holds a BA degree from Davidson College and an MBA degree from the University of Chicago. He is a member of the Board of Directors of The Andersons, Inc., a diversified business with interests in agribusiness, railcars and retailing. Mr. Manire is a member of the Company’s Audit and Nominating Committees.

     Dr. Robert J. Potter has been a director of Zebra since 2003. Since 1990, he has been President and Chief Executive Officer of R. J. Potter Company, a Dallas-area firm providing business and technical consulting. From 1987 to 1990, Dr. Potter was President and CEO of Datapoint Corporation, a leader in network-based data processing. Prior to Datapoint, Dr. Potter was Group Vice President of Nortel Networks, Senior Vice President of International Harvester, President of the Office Systems Division of Xerox and Research Manager of International Business Machines Corporation. He graduated Phi Beta Kappa from Lafayette College with a BS degree in Physics and holds a Ph.D. in optics from the University of Rochester, specializing in fiber optics. He is a fellow of the Optical Society of America and has written more than 50 articles for various scientific, technical and business publications, including the first description of optical character recognition in an encyclopedia. He is a member of the Board of Directors of Molex, Incorporated, a designer, manufacturer and distributor of electronic, electrical and fiber optic interconnects, as well as switches and application tooling. Dr. Potter is on the Board of Trustees of the Illinois Institute of Technology. He is Chair of the Company’s Compensation Committee.

     Continuing Directors

     Gerhard Cless is Executive Vice President of Zebra, and has been in this position since 1998. Mr. Cless is a co-founder of Zebra and has served as a director since 1969. He served as Secretary of Zebra from its formation until 2005, and as Executive Vice President for Engineering and Technology of Zebra from 1995 to 1998, after having served as Senior Vice President of Engineering since 1969. Mr. Cless served as Treasurer of Zebra from its formation until 1991. Since 1969, he has been active with Zebra, where he has directed the development of numerous label printers based on various printing technologies and maintained worldwide technology/vendor relationships. Prior to founding Zebra, Mr. Cless was a research and development engineer with Teletype Corporation’s printer division. Mr. Cless received an MSME degree from Maschinenbauschule Esslingen in Germany, and did graduate work at the Illinois Institute of Technology. The Cless Technology Center, Zebra’s product development and research facility, is named in honor of Mr. Cless.

     Anders Gustafsson became Chief Executive Officer and a director of Zebra in 2007. Prior to joining Zebra Technologies, Mr. Gustafsson served as Chief Executive Officer of Spirent Communications plc, a publicly-traded telecommunications company, from 2004 until 2007. From 2000 until 2004, he was Senior Executive Vice President, Global Business Operations, of Tellabs, Inc. While at Tellabs, Mr. Gustafsson also served as President, Tellabs International, as well as President, Global Sales, and Vice President and General Manager, Europe, Middle East and Africa. Earlier in his career, he held executive positions with Motorola, Inc. and Network Equipment Technologies, Inc. Mr. Gustafsson has an MS degree in Electrical Engineering from Chalmers University of Technology in Gothenburg, Sweden, and an MBA degree from Harvard Business School.

     Andrew K. Ludwick has been a director of Zebra since 2008. He has been a private investor since 1997. Mr. Ludwick served as Chief Executive Officer of Bay Networks, Inc., a communications networking company, from 1994 to 1996. From 1985 to 1994, Mr. Ludwick was founder, President and Chief Executive Officer of SynOptics Communications, Inc., a communications networking company. Mr. Ludwick holds a BA from Harvard College and an MBA from Harvard Business School. He is a member of the Board of Directors of Macrovision Corporation, a provider of technologies for the protection, enhancement and distribution of businesses’ digital goods. He is a member of the Company’s Audit Committee.

     Michael A. Smith has served as a director of Zebra since 1991 and as Chairman since 2007. Since 2000, he has served as Chairman and Chief Executive Officer of FireVision LLC, a private investment company that he founded. From 1998 to 1999, Mr. Smith was Senior Managing Director and head of the Chicago and Los Angeles offices of the Mergers & Acquisitions Department of NationsBanc Montgomery Securities and its successor entity, Banc of America Securities, LLC. Previously, he was Senior Managing Director and co-head of the Mergers and Acquisitions Department of BancAmerica Robertson Stephens; co-founder and head of the investment banking group, BA Partners, and its predecessor entity, Continental Partners Group; Managing Director, Corporate Finance Department, Bear, Stearns & Co.; and Vice President and Manager of the Eastern States and Chicago Group Investment Banking Division of Continental Bank. Mr. Smith graduated Phi Beta Kappa from the University of Wisconsin with a BA degree and received an MBA degree from the University of Chicago. Mr. Smith is the Chair of the Audit and Nominating Committees and a member of the Company’s Compensation Committee.

CORPORATE GOVERNANCE

     Board and Committee Meetings in 2008 — The Board of Directors (the “Board”) met six times during 2008. Each director attended at least 96% of the aggregate total number of meetings of the Board of Directors and the total number of meetings of the Board committees on which he served during 2008. As a general matter, Board members are expected to attend the Company’s annual meetings. Three directors attended last year’s annual meeting.

     Board of Directors Committees — The Board of Directors has three standing committees composed entirely of independent directors, namely, the Nominating, Compensation and Audit Committees, as described below. Charters for these Committees and the Board’s Corporate Governance Guidelines are available on the investor page of Zebra’s website at www.zebra.com. The Corporate Governance Guidelines address the Board’s composition, qualifications and functions, director education, minimum required stock ownership by directors, and management succession. Please note that the information on the Zebra website is not incorporated by reference in this Proxy Statement.

     The Board of Directors has determined that each of Messrs. Keyser, Ludwick, Manire, Potter and Smith is a non-employee director who meets the applicable independence requirements of the NASDAQ Marketplace Rules (“NASDAQ independence requirements”). The table below shows the current membership of each of the Board’s standing committees:

Independent Director	Nominating	Compensation	Audit
Keyser		Member
Ludwick			Member
Manire	Member		Member
Potter		Chair
Smith	Chair	Member	Chair

     After each Board meeting, the Company’s independent directors have a regularly scheduled meeting at which only independent directors are present. The Chairman of the Board, Mr. Smith, serves as the lead director in these executive sessions.

     Nominating Committee. The Nominating Committee is comprised of Messrs. Smith, Chair, and Manire. In accordance with the listing requirements of The NASDAQ Stock Market, the Nominating Committee determines nominees for election to the Board of Directors. This Committee met seven times in 2008.

     The Nominating Committee believes that candidates for Board membership must exhibit certain minimum characteristics: good business judgment and an even temperament, high ethical standards, and a healthy view of the relative responsibilities of a board member and management. Board members shall be independent thinkers, articulate and intelligent. The Nominating Committee’s Charter sets forth additional criteria that the Committee considers important, including experience as a board member of another publicly traded company, experience in industries or with technologies relevant to the Company, accounting or financial reporting experience, or such other professional experience as the Committee shall determine shall qualify an individual for Board service.

     In selecting candidates and approving nominees for open Board positions, the Nominating Committee will make every effort to ensure that the Board and its committees include at least the minimum number of independent directors, as that term is defined and as may be required by the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and applicable standards promulgated by The NASDAQ Stock Market or the Securities and Exchange Commission (“SEC”), and any other applicable requirements.

     In addition, the Nominating Committee shall make every reasonable effort to ensure that at least one director is a financial expert, as that term is defined by Sarbanes-Oxley and applicable standards promulgated by The NASDAQ Stock Market and the SEC.

     The Company’s policy is not to discriminate on the basis of race, gender or ethnicity. The Nominating Committee is supportive of any qualified candidate who would also provide the Board with more diversity.

     The Nominating Committee will consider candidates for the Board from any reasonable source, including stockholder recommendations. The Nominating Committee does not evaluate proposed candidates differently based on the source of the proposal. Stockholders who wish to suggest qualified candidates should provide notice of such recommended candidate to the Secretary of Zebra, at Zebra’s headquarters address. These recommendations should include detailed biographical information concerning the nominee, the nominee’s qualifications to become a member of the Board, and a description of any relationship the nominee has to the stockholder making the recommendation or to other stockholders of the Company. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director, subject to the candidate’s due diligence of Zebra, should accompany any such recommendation. In addition, the notice of recommendation should disclose specific information about the stockholder making the recommendation, including Company securities owned by the stockholder (including options, warrants and other derivative securities) and the stockholder’s voting rights with respect to Company securities, short positions with respect to Company securities, rights to dividends on Company shares that are separated or separable from the underlying shares and other interests in or based on Company securities. Stockholders who wish to nominate a director for election at an annual meeting of stockholders of the Company must comply with the Company’s By-Laws regarding stockholder proposals and nominations.

     The Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. The Board appointed Mr. Keyser as a director in June 2008. In connection with its appointment of Mr. Keyser to the Board of Directors, the Nominating Committee followed the above-described process and engaged a recognized third-party search firm to identify for consideration potential candidates based on the minimum characteristics and criteria set forth above. Mr. Keyser was first identified to the Nominating Committee by this search firm.

     Compensation Committee. The Compensation Committee is comprised of Dr. Potter, Chair, and Messrs. Keyser and Smith. The Compensation Committee determines the compensation of the Chief Executive Officer and all other executive officers of the Company. The Compensation Committee also administers the 2006 Zebra Technologies Corporation Incentive Compensation Plan and its predecessor, the 1997 Stock Option Plan, and determines the timing, terms and number of awards granted pursuant to the 2006 Zebra Technologies Corporation Incentive Compensation Plan and its predecessor. The Committee may retain independent consultants or other third parties and may seek the input of members of the Company’s management. This Committee met twelve times in 2008. Although it may delegate its authority to any subcommittee and management to the extent permitted under applicable laws and rules, when the Committee deems appropriate, it has not done so except to grant to the CEO the right to award stock options to Company non-executive officer employees in limited circumstances.

     In 2008, the Compensation Committee retained The Delves Group as its independent executive compensation consultant to provide competitive compensation data, analysis and guidance throughout the process of determining compensation for the Company’s Named Officers (as defined below). The role of The Delves Group in determining executive compensation is further described below under “Compensation Discussion and Analysis.”

     Audit Committee. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 and is comprised of Messrs. Smith, Chair, Ludwick and Manire. These three directors are independent in accordance with NASDAQ independence requirements, including the additional independence requirements applicable to Audit Committee members. This Committee met five times during 2008. The Board determined that Mr. Manire is an audit committee financial expert.

     Contacting the Board of Directors — Any stockholder who would like to contact members of the Board of Directors may do so by writing to the Office of the Secretary, Zebra Technologies Corporation, 475 Half Day Road, Suite 500, Lincolnshire, Illinois 60069. Communications received in writing will be distributed to the Chairman or the other members of the Board, as appropriate, depending on the facts and circumstances outlined in the communication received.

DIRECTOR COMPENSATION

     Cash Fees. For 2008, the Company paid each of its independent directors an annual retainer, which was paid on a quarterly basis. Other than for the independent director that served as Chairman of the Board, the retainer for each independent director was $6,250 per quarter. The Company also pays its non-Chairman independent directors the following fees: $1,500 for each Board meeting; $1,000 for each Committee meeting that occurred on the day of a Board meeting; and $1,500 for each Committee meeting that did not occur on the day of a Board meeting. The Chair of the Compensation Committee received an additional $500 per Committee meeting. Mr. Smith, Chairman of the Board, is paid $30,000 per quarter and he receives $1,500 for attending, and $500 for chairing, each Audit Committee meeting. The meeting fees described above were paid for meetings attended in person or by telephone.

     Equity Awards. On May 22, 2008, the Compensation Committee approved the grant of a non-qualified stock option to each of the Company’s non-employee directors that were directors of the Company prior to the 2008 Annual Meeting and continued to serve as directors after the Annual Meeting (i.e., Messrs. Manire, Potter and Smith). Each such stock option has a ten-year term, has an exercise price equal to the closing price of the Common Stock on the date of grant, May 22, 2008, is exercisable for 2,000 shares of Common Stock and vests in full on the first anniversary of the grant date, subject to the director’s continued service as a director on such vesting date.

     Mr. Ludwick was elected as a new director by the Company’s stockholders at the 2008 Annual Meeting. In connection with his election, the Compensation Committee approved grants of two non-qualified stock options (the “Ludwick Options”) to Mr. Ludwick. Each of the Ludwick Options has a ten-year term and has an exercise price equal to the closing price of the Common Stock on the date of grant, May 22, 2008. The first Ludwick Option is exercisable for 18,000 shares of Common Stock and vests in four equal installments on each of the first four anniversaries of the grant date, subject to Mr. Ludwick’s continued service as a director on each such vesting date. The second Ludwick Option is exercisable for 6,000 shares of Common Stock and vests in full on the first anniversary of the grant date, subject to Mr. Ludwick’s continued service as a director on such vesting date.

     Effective June 16, 2008, the Board appointed Mr. Keyser as a new director of the Company. The Compensation Committee of the Board approved the grant of a non-qualified stock option (the “Keyser Option”) to Mr. Keyser in connection with his appointment. The Keyser Option has a ten-year term and has an exercise price equal to the closing price of Company’s Common Stock on the date of grant, June 16, 2008. The Keyser Option is exercisable for 18,000 shares of the Common Stock and vests in four equal installments on each of the first four anniversaries of the grant date, subject to Mr. Keyser’s continued service as a director on each such vesting date.

     Retiring Directors. Messrs. Kaplan and Knowles retired as directors effective at the 2008 Annual Meeting.

     In recognition of Mr. Knowles’ many years of service as a director of the Company, on May 22, 2008, the Compensation Committee amended the terms of Mr. Knowles’ outstanding unexercised stock options. As of that date, Mr. Knowles held an unexercised stock option granted to him on February 8, 2002 (the “2002 Option”) to purchase 27,000 shares of the Company’s Class A Common Stock (the “Common Stock”) and another unexercised stock option granted to him on February 8, 2006 (the “2006 Option”) to purchase 20,000 shares of Common Stock (the 2002 Option and the 2006 Option are collectively referred to herein as the “Knowles Options”). The amendment accelerated the vesting of the unvested portion of the 2006 Option, so that the 2006 Option became fully exercisable as of May 22, 2008. Prior to the amendment, the 2002 Option was already fully exercisable and the 2006 Option was exercisable with respect to 8,000 shares of Common Stock. The 2006 Option would have become exercisable with respect to an additional 4,000 shares of Common Stock on each of February 8, 2009, February 8, 2010 and February 8, 2011. In addition, the amendment extended the exercise period of the 2002 Option until February 8, 2012, and the exercise period of the 2006 Option until February 8, 2016, the latest respective dates on which the Knowles Options would have expired under their respective original terms if Mr. Knowles had continued as a director of the Company until such dates. Prior to the amendment, the Knowles Options’ exercise periods would have been shortened if Mr. Knowles did not continue as a director of the Company.

     Mr. Kaplan, the Company’s co-founder, served the Company as Chairman and Chief Executive Officer until his retirement from those positions on September 4, 2007. Mr. Kaplan and the Company entered into a letter agreement (the “Kaplan Consulting Agreement”) regarding his engagement as a consultant effective upon his retirement. Under the Kaplan Consulting Agreement, Mr. Kaplan provides consulting services to the Company until the earliest of (i) May 31, 2009, (ii) a “change in control,” or (iii) the hiring of a chief executive officer subsequent to Mr. Gustafsson. The Board believes it is important to retain Mr. Kaplan as a consultant to assist the Company in providing an effective transition of the CEO responsibilities and to serve as a resource to the Company’s management. As the co-founder of the Company and an active member of management for more than 38 years, the Board considers his continued involvement and availability to be valuable to the Company.

     Under the Kaplan Consulting Agreement, Mr. Kaplan did not receive any fees for his continued service as a director, but the Company agreed to pay Mr. Kaplan for his consulting services as follows: $150,000 on each of September 4, 2007, December 1, 2007 and March 1, 2008; $112,500 on each of June 1, 2008, September 1, 2008, December 1, 2008 and March 1, 2009; $87,500 on each of June 1, 2009, September 1, 2009, December 1, 2009 and March 1, 2010; and $62,500 on each of June 1, 2010, September 1, 2010, December 1, 2010 and March 1, 2011. Any such payments that have not yet been paid upon the occurrence of a “change in control” will be accelerated and paid at that time. In addition, the Kaplan Consulting Agreement provided that while Mr. Kaplan was a director, he and his spouse would continue to be eligible to participate in the Company’s group health insurance plan and the Company will pay the premium costs of such participation. The Company will also provide Mr. Kaplan with office space and administrative support while he performs services for the Company at the Company’s location, as well as limited computer support.

     The Kaplan Consulting Agreement amended the terms of the outstanding option granted to Mr. Kaplan on March 23, 2005, to purchase 219,203 shares of the Company’s Common Stock (the “2005 Option”). The amendment accelerated, as of September 4, 2007, the vesting of the unvested portion of the 2005 Option, so that the 2005 Option became fully exercisable on that date and extended the exercise period of the 2005 Option until March 22, 2015, which is the latest date on which the 2005 Option would have expired under its original terms if Mr. Kaplan continued as an employee, director or consultant of the Company until that date. Prior to the amendment, the 2005 Option’s exercise period would have been shortened relative to any time Mr. Kaplan did not continue as an employee, director or consultant of the Company. The Kaplan Consulting Agreement also provides that Mr. Kaplan will continue to be restricted by the non-competition, non-solicitation and confidentiality provisions in the award agreement with respect to the 2005 Option.

     The term “change in control” with respect to the vesting of the Kaplan Consulting Agreement is defined in the Glossary.

     Deferred Compensation. Pursuant to a 2007 amendment to the Company’s 2005 Executive Deferred Compensation Plan, independent directors may now participate in such plan and elect to defer a portion of their compensation. Such plan is described below in “Non-Qualified Deferred Compensation.” Of the independent directors, only Mr. Smith deferred any compensation for 2008.

     Summary information regarding compensation paid to Mr. Kaplan and the independent directors for 2008 is set forth in the table below. The directors were also reimbursed for out-of-pocket expenses for attending Board and Committee meetings.

2008 Director Compensation

	Fees Earned
	or Paid	Option	All other
Name(1)	in Cash ($)	Awards ($)(2)(3)	Compensation ($)	Total ($)
Edward L. Kaplan	$0	$0	$491,430 (4)	$491,430
Richard Keyser	$25,530	$32,566	$0	$58,096
Christopher Knowles	$39,500	$(11,874)	$0	$27,626
Andrew Ludwick	$23,974	$89,143	$0	$113,117
Ross Manire	$49,000	$74,991	$0	$123,991
Robert Potter	$59,500	$74,991	$0	$134,491
Michael Smith	$130,000	$74,991	$0	$204,991
____________________

(1)	Aggregate number of shares underlying unexercised stock option awards outstanding on December 31, 2008, for each of the Company’s independent directors: Mr. Kaplan: 219,203; Mr. Keyser: 18,000; Mr. Knowles: 47,000; Mr. Ludwick: 24,000; Mr. Manire: 48,034; Dr. Potter: 49,534; and Mr. Smith: 47,500. Mr. Cless, who is an executive officer, is also a director but does not receive any additional compensation for services provided as a director.

(2)	The amounts reflected represent the dollar amounts recognized for awards of stock options for financial statement reporting purposes for the year ended December 31, 2008, in accordance with SFAS 123(R). Please refer to Note 4, “Stock Based Compensation,” of the Company’s consolidated financial statements for 2008 included in the Company’s Form 10-K for 2008, as filed with the Securities and Exchange Commission on February 27, 2009, for a discussion of assumptions relevant to the calculation of such amounts.

(3)	The Company’s non-employee directors received stock option awards in 2008 as described above under “Director Compensation.” All such awards were granted under the 2006 Zebra Technologies Corporation Incentive Compensation Plan. The grant date values of such awards calculated in accordance with SFAS 123(R) were as follows:

Richard Keyser	$240,300
Andrew Ludwick
stock option for 18,000 shares	$250,200
stock option for 6,000 shares	$83,400
Ross Manire	$27,800
Robert Potter	$27,800
Michael Smith	$27,800

(4)	Consists of the following payments to Mr. Kaplan: quarterly consulting payments pursuant to the Kaplan Consulting Agreement of $487,500; health and dental insurance premiums of $3,930.

EXECUTIVE OFFICERS

     Set forth below is a table identifying the executive officers of the Company other than Messrs. Cless and Gustafsson. Information for Messrs. Cless and Gustafsson is included in the section “Continuing Directors.”

Name	Age	Position
Noel Elfant	49	Vice President, General Counsel and Secretary
Hugh K. Gagnier	53	Senior Vice President, Business Development and Operations, Specialty Printer Group
Philip Gerskovich	52	Senior Vice President, Corporate Development
Todd R. Naughton	46	Vice President, Finance
Michael C. Smiley	49	Chief Financial Officer
Michael H. Terzich	47	Senior Vice President, Global Sales and Marketing, Specialty Printer Group
Joanne Townsend	55	Vice President, Human Resources
William J. Walsh	45	Senior Vice President and General Manager, Zebra Enterprise Solutions
____________________

     Noel Elfant is Vice President, General Counsel and Secretary of Zebra and has been with the Company since 2003. He is also Zebra’s Chief Compliance Officer. From 2001 to 2003, he served as Associate General Counsel and Secretary of Philip Services Corporation, a company specializing in industrial engineering, environmental services and scrap metals. Prior to that, from 1990 to 2001, Mr. Elfant served in the Legal Department of Fortune Brands, Inc., a diversified consumer products company, most recently as Assistant General Counsel. Mr. Elfant began his career in the real estate and corporate and securities departments of the Chicago-based national law firm of McDermott, Will & Emery. Mr. Elfant earned his JD degree from Northwestern University School of Law and his BA degree from the University of California, Los Angeles.

     Hugh K. Gagnier became Senior Vice President, Business Development and Operations, of Zebra’s Specialty Printer Group business unit in 2006, where he had previously served as its Senior Vice President, Operations, since 2003. Mr. Gagnier joined Zebra as the Vice President and General Manager for its Camarillo operations upon the Company’s merger with Eltron International, Inc. in 1998. At Eltron, he was President from 1995 until its merger with Zebra, and Executive Vice President and Chief Operating Officer from 1994 until he became President. From 1991 to 1993, Mr. Gagnier was Group President of Wangtek and WangDAT, Inc., manufacturers of tape drives for automated data backup. Prior to his position as Group President, Mr. Gagnier served as President of Wangtek in 1991 and as Vice President of Engineering from 1988 to 1991. Prior to his tenure at Wangtek, Mr. Gagnier spent three and one-half years at Peripheral Technology Corporation, a disk drive manufacturer, in various engineering management positions. Mr. Gagnier received a BS degree in Mechanical Engineering from the University of Southern California.

     Philip Gerskovich joined Zebra as Senior Vice President, Corporate Development, in 2005. Previously, Mr. Gerskovich was Corporate Vice President and General Manager of New Business, Commercial Printing Division for Eastman Kodak Company, a provider of photographic and imaging products and services, from 2004 until he joined Zebra. From 1999 to 2003, he was Corporate Vice President and Chief Operating Officer, Digital and Applied Imaging, at Kodak. His previous positions included Vice President of Internet Appliance Business Unit, Data General Corp. from 1995 to 1998, Director, Server Product Marketing, Dell Inc., from 1994 to 1995, and Program Director OEM and Technology Marketing, RS/6000 Division, International Business Machines Corporation, from 1992 to 1994. Mr. Gerskovich received a BS degree in Computer Engineering from the University of Illinois.

     Todd R. Naughton became Vice President, Finance in 2007. Mr. Naughton was Corporate Controller for Zebra from 1999, when he joined the Company, until he became Vice President and Controller of Zebra in 2000, a position he held until 2007. From 1998 to 1999, he was Vice President—Financial Shared Services for Moore North America. Previously, Mr. Naughton was Vice President and Controller for UARCO Incorporated from 1996 to 1998. His previous positions included Director of Treasury, Manager of Financial Planning and Assistant Controller for Handy Andy Home Improvement Centers, Inc. (1988 to 1996), Assistant Controller and Manager of Financial Reporting of Uptown Federal Savings, FSB (1986 to 1988) and Staff Auditor, Ernst & Whinney (1984 to 1986). Mr. Naughton received a BS degree in Accounting from the University of Illinois at Urbana-Champaign, and an MBA from the University of Chicago. He is a certified public accountant.

     Michael C. Smiley became Chief Financial Officer in May 2008. From 2004 until joining the Company, he served Tellabs, Inc., a provider of telecommunications networking products, as general manager of the Tellabs Denmark A/S unit. Previously, from 2002 to 2004, he held various finance and operations executive positions at Tellabs including interim chief financial officer, vice president, international finance, and treasurer. Prior to his positions at Tellabs, Mr. Smiley was vice president, finance-Asia/Pacific (2000 to 2002) and vice president and treasurer (1997 to 2000) for General Semiconductor, Inc. Earlier in his career, he held positions of increasing responsibility at General Instrument Corporation, GATX Corporation, and Itel Corporation/Anixter Brothers, Inc. He began his professional career as an auditor with Coopers & Lybrand L.L.P. Mr. Smiley holds a BS in accounting from Brigham Young University and an MBA degree from the University of Chicago.

     Michael H. Terzich became Senior Vice President, Global Sales and Marketing, Specialty Printer Group in 2006. From 2003 until 2006 he served as Zebra’s Senior Vice President, Office of the CEO, and from 2001 until 2003, as Vice President and General Manager, Tabletop and Specialty Printers. Since joining Zebra in 1992, Mr. Terzich has held a variety of progressive roles including Vice President and General Manager, Vice President of Sales for North America, Latin America, and Asia Pacific, Vice President of Strategic Project Management, Director, Integration Project Management, Director of Printer Products, and Director of Customer and Technical Services. Prior to Zebra, he was the Director of Operations for a five-plant industrial video production and duplication company. Mr. Terzich earned his BS degree in Marketing from the University of Illinois and an MBA from Loyola University of Chicago.

     Joanne Townsend joined Zebra as Vice President, Human Resources, in March 2008. From 2007 to March 2008, she was Vice President, Human Resources, Wireless Network Solutions Segment, for Andrew Corporation, a global designer, manufacturer, and supplier of communications equipment, services, and systems. From 1979 to 2007, Ms. Townsend held various positions at Motorola, Inc., a wireless and broadband communications company, including Director, Human Resources of various Motorola organizations from 1994 to 2007. Ms. Townsend received a BA degree in Human Resources Management from DePaul University.

     William J. Walsh became Vice President and General Manager, Zebra Enterprise Solutions, in January 2009. From 2005 until joining the Company, he was President and Chief Executive Officer of Skylake Development Company, a real estate investment firm. In 2004, he was Chief Executive Officer and Director of Open Harbor, Inc., a global customs clearance software company. From 2004 to 2005, he was Chief Executive Officer of Velosant, Inc., a financial supply chain company. From 2000 to 2002, he was Chief Operating Officer of E.piphany, Inc., a customer relationship management company. In 2000, he was President and Chief Operating Officer of Octane, Inc., a customer relationship management company. From 1992 to 2000, Mr. Walsh held various positions at PeopleSoft, Inc. including President, Vice President and General Manager, Latin America, Vice President and General Manager, Central Europe and Vice President, Customer Services. Mr. Walsh received a BA degree in Industrial and Organization Psychology from DePaul University and an MBA from Loyola University of Chicago.

     The Board of Directors elects officers to serve at the discretion of the Board. There are no family relationships among any of the directors or officers of the Company.

     Section 16(a) Beneficial Ownership Reporting Compliance — Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file forms regarding their ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”) and The NASDAQ Stock Market. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the forms it has received, the Company believes that except as follows, during the year ended December 31, 2008, all of its officers, directors and 10% beneficial owners made required Section 16(a) filings on a timely basis. Veraje Anjargolian, an executive officer of the Company until the termination of his employment on July 1, 2008, failed to timely file a Form 4 with respect to five purchases of shares of the Company’s Common Stock after his employment termination. He subsequently filed a Form 4 reporting those purchase transactions.

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

     The following table presents, as of April 3, 2009, certain information with respect to the beneficial ownership of the Company’s Common Stock by (1) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (2) each director of the Company, (3) each of the Named Officers (as defined below), and (4) all directors and executive officers of the Company as a group.

	Class A Common Stock
Name and Address	Number		% of Shares(1)
More than 5% Stockholders
Neuberger Berman Inc.(2)	4,809,101	(2)	8.1%
Shapiro Capital Management LLC(3)	3,948,646	(3)	6.7%
Eminence Capital, LLC(4)	3,731,527	(4)	6.3%
Directors and Executive Officers
Gerhard Cless	2,144,521	(5)	3.6%
Anders Gustafsson	100,500	(6)	*
Richard L. Keyser	3,000		*
Andrew K. Ludwick	10,500	(7)	*
Ross W. Manire	46,034	(8)	*
Robert J. Potter	47,159	(9)	*
Michael A. Smith	52,850	(10)	*
Hugh K. Gagnier	180,751	(11)	*
Philip Gerskovich	52,006	(12)	*
Michael C. Smiley	10,425	(13)	*
Michael H. Terzich	50,549	(14)	*
John M. Dillon	14,621	(15)	*
Charles R. Whitchurch	17,880	(16)	*
All Executive Officers and Directors as a group (15 persons)	2,797,213	(17)	4.7%
____________________

*	Less than one percent.

(1)	The percentages in the table are based on the 59,348,525 shares of Common Stock outstanding as of March 26, 2009, adjusted to account for potential exercises of each person’s or group’s respective stock options, if applicable.

(2)	Consists of shares beneficially owned by Neuberger Berman Inc., Neuberger Berman, LLC, Neuberger Berman Management LLC, and Neuberger Berman Equity Funds, as reported on Schedule 13G filed on February 12, 2009 by such persons. Neuberger Berman Inc. owns 100% of each of Neuberger Berman, LLC and Neuberger Berman Management LLC. Neuberger Berman, LLC and Neuberger Berman Management Inc. serve as sub-advisor and investment manager, respectively, of Neuberger Berman’s various mutual funds. According to such Schedule 13G, each of Neuberger Berman Inc. and Neuberger Berman LLC had sole voting power with respect to 65,221 of these shares, shared voting power with respect to 3,955,394 shares, and shared dispositive power with respect to 4,809,101 shares; Neuberger Berman Management Inc. had shared voting power and shared dispositive power with respect to 3,955,394 shares; and Neuberger Berman Equity Funds had shared voting power and shared dispositive power with respect to 3,936,547 shares. The holdings of Lehman Brothers Asset Management LLC and Lehman Brothers Asset Management Inc, affiliates of Neuberger Berman, LLC, are also aggregated to comprise the holdings reported in such Schedule 13G, and the balance of shares reported, if any, are for the individual client accounts over which Neuberger Berman, LLC has shared power to dispose but not vote shares. The address of these stockholders is 605 Third Avenue, New York, New York 10158.

(3)	Consists of shares beneficially owned by Shapiro Capital Management LLC and Samuel R. Shapiro, as reported on a Schedule 13G filed on February 3, 2009 by such persons. According to such Schedule 13G, Shapiro Capital Management LLC is an investment adviser and one or more of its advisory clients is the legal owner of the shares of Common Stock. Shapiro Capital Management LLC has the authority to direct the investments of its advisory clients, and consequently to authorize the disposition of the shares. Mr. Shapiro is the chairman, a director and majority shareholder of Shapiro Capital Management LLC, in which capacity he exercises dispositive power over the shares and, therefore, may be deemed to have indirect beneficial ownership over such shares. According to such Schedule 13G, Mr. Shapiro has no interest in dividends or proceeds from the sale of such shares, owns no such shares for his own account and disclaims beneficial ownership of all of the shares. The Schedule 13G reports that Shapiro Capital Management LLC had sole voting power with respect to 3,154,727 shares, shared voting power with respect to 793,919 shares, and sole dispositive power with respect to 3,948,646 shares, and that the beneficial ownership reported by Mr. Shapiro and Shapiro Capital Management LLC related to the same shares. The address of these stockholders is 3060 Peachtree Road N.W., Suite 1555, Atlanta, Georgia 30305.

(4)	Consists of shares beneficially owned by Eminence Capital, LLC, Eminence GP, LLC and Ricky C. Sandler, as reported on a Schedule 13G filed on February 17, 2009 by such persons. Eminence Capital, LLC serves as the investment manager to several Eminence funds and partnerships and may be deemed to have voting and dispositive power over shares held for the accounts of the Eminence funds and partnerships. Eminence GP, LLC serves as general partner or manager with respect to the shares of Common Stock directly owned by the partnerships and certain of the funds and may be deemed to have voting and dispositive power over the shares held for the accounts of the partnerships and such funds. Ricky C. Sandler is the managing member of Eminence Capital, LLC and of Eminence GP, LLC and may be deemed to have voting and dispositive power with respect to the shares owned by the Eminence funds and partnerships, and individually with respect to certain family accounts and other related accounts over which Mr. Sandler has investment discretion. According to such Schedule 13G, Eminence Capital, LLC had shared voting power and shared disposition power with respect to 3,731,527 shares; Eminence GP, LLC had shared voting power and shared dispositive power with respect to 1,758,665 shares; and Mr. Sandler had shared voting power and shared dispositive power with respect to 3,731,527 shares and sole voting power and sole dispositive power with respect to 2,050 shares. The address of these stockholders is 65 East 55th Street, 25th Floor, New York, NY 10022.

(5)	Includes 441,927 shares held directly by Mr. Cless; 1,355,682 shares held by Grantor Retained Annuity Trusts of which Mr. Cless is the beneficiary; 10,000 shares held by a foundation of which each of Mr. Cless and his wife, Ruth, are each one of six directors; 180,331 shares held by an irrevocable trust of which Mr. Cless is the beneficiary and Mrs. Cless is the trustee; and 156,581 shares held directly by Mrs. Cless which may be deemed to be beneficially owned by Mr. Cless.

(6)	Includes 41,250 shares of Common Stock issuable to Mr. Gustafsson within 60 days upon exercise of stock options.

(7)	Includes 10,500 shares of Common Stock issuable to Mr. Ludwick within 60 days upon exercise of stock options.

(8)	Includes 40,034 shares of Common Stock issuable to Mr. Manire within 60 days upon exercise of stock options.

(9)	Includes 41,534 shares of Common Stock issuable to Dr. Potter within 60 days upon exercise of stock options.

(10)	Includes 39,500 shares of Common Stock issuable to Mr. Smith within 60 days upon exercise of stock options.

(11)	Includes 170,404 shares of Common Stock issuable to Mr. Gagnier within 60 days upon exercise of stock options.

(12)	Includes 42,916 shares of Common Stock issuable to Mr. Gerskovich within 60 days upon exercise of stock options.

(13)	Includes 2,925 shares of Common Stock issuable to Mr. Smiley within 60 days upon exercise of stock options.

(14)	Includes 35,370 shares of Common Stock issuable to Mr. Terzich within 60 days upon exercise of stock options and 5,479 shares of Common Stock held jointly with his wife.

(15)	Based on the Company’s records as of Mr. Dillon’s termination of employment.

(16)	Based on the Company’s records as of Mr. Whitchurch’s termination of employment. Includes 9,333 shares of Common Stock issuable within 60 days upon exercise of stock options.

(17)	Mr. Whitchurch’s and Mr. Dillon’s beneficial ownership of the Company’s Common Stock is not included in this amount because they are no longer executive officers of the Company. Includes 489,969 shares of Common Stock issuable to the directors and executive officers within 60 days upon exercise of stock options

COMPENSATION COMMITTEE REPORT

     The Compensation Committee is comprised of three directors: Dr. Potter, Chair, and Messrs. Keyser and Smith, each of whom is independent under current listing requirements of The NASDAQ Stock Market. The Compensation Committee establishes compensation policies and programs for the Company’s executive officers. It operates under a written charter adopted by the Board. The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” (“CD&A”) set forth below and based on its review and discussion with management has recommended to the Company’s Board of Directors that the CD&A be included in this Proxy Statement and in the Company’s annual report on Form 10-K for the year ended December 31, 2008.

Compensation Committee
Robert J. Potter, Chair
Richard L. Keyser
Michael A. Smith

COMPENSATION DISCUSSION AND ANALYSIS

     The Company's compensation program for all employees is designed to attract the best people, keep them engaged and motivated, and provide incentives to encourage them to achieve results that create stockholder value. In light of the current uncertain economic conditions, the Company’s management has taken a number of cost-savings actions to reduce payroll expenses in 2009. It has implemented a salary freeze for all salaried employees, including the Company’s executive officers, and reduced certain employee benefits, including reducing Company matching of 401(k) contributions and eliminating 2009 profit-sharing contributions.

Committee Role

     The Compensation Committee establishes the compensation of the Named Officers.

     The Compensation Committee (the “Committee”) described above in the “Compensation Committee Report” establishes the Company’s compensation philosophy for all compensation (including equity compensation), the Company’s compensation programs and the compensation for each executive officer, including the Chief Executive Officer (the “CEO”) and the other “Named Officers.” The Named Officers for this Proxy Statement are the Company’s:

(1)	Principal executive officer during 2008: Anders Gustafsson;

(2)	Principal financial officers during 2008: Michael C. Smiley, who serves as the Chief Financial Officer (“CFO”) and has done so since May 1, 2008, and Charles R. Whitchurch, who served as CFO until May 1, 2008;

(3)	Three other most highly compensated executive officers (calculated in accordance with applicable SEC rules) serving at the end of 2008: Philip Gerskovich, Hugh K. Gagnier and Michael H. Terzich; and

(4)	One other most highly compensated former executive officer who would have been a Named Officer if he was serving as an executive officer at the end of 2008: John M. Dillon.

Compensation Philosophy

     The Company’s compensation programs are designed to reward executive officers for achieving individual, business unit and/or corporate performance goals. In February 2008, the Committee formalized its compensation philosophy by adopting a Compensation, Benefits and Performance Management Philosophy (the “Compensation Philosophy”). The Committee annually reviews and, if it determines appropriate, modifies the Compensation Philosophy.

     The Compensation Philosophy, which applies to all employees of the Company, including the Named Officers, is summarized as follows:

     Importance of Compensation. The Company’s compensation of its employees supports the alignment of the Company’s business strategy with enhanced stockholder value. The objectives of the Company’s compensation, benefits, and performance management programs are to:

  Increase stockholder value through stock price growth and other financial measures,

  Encourage employee actions that balance short-term achievements with long-term success,

  Motivate behavior to attain the Company’s objectives, and

  Attract, retain, and reward high performing employees who contribute to the Company’s success.

     Competitive Compensation and Benefits. The Company aligns its compensation and benefits programs with those of publicly-traded companies of similar size in the technology industry. Competitive information may be supplemented by data from surveys of general industry practices for similar size firms.

     Compensation Mix. Certain compensation objectives are achieved through a pay-for-performance approach, including base salary, annual incentives, and long-term equity-based compensation targeted at the median of the market when target performance objectives are achieved, and targeted at superior pay when superior performance objectives are achieved. Actual pay will vary based upon the attainment of financial and individual performance objectives and experience levels.

Compensation Components

     Consistent with prior years and the Compensation Philosophy, the three principal components of the Company’s compensation program for executive officers for 2008 consisted of base salaries, annual cash incentive awards based on the achievement of financial performance measures, and long-term equity-based incentive awards.

     Each component of compensation serves a particular purpose, as described in the Compensation Philosophy:

Compensation Component	Purpose of Component
Base salary	To compensate an individual’s performance of basic functions and responsibilities of the position and to recognize key skills and competencies of the individual.
Annual cash incentive awards	To motivate and reward employees for achieving or surpassing targeted results in key performance measures at the Company, business unit and individual level. In general, the Company establishes such performance targets at levels it considers challenging but achievable.
Long-term equity awards	To reward successful creation of stockholder value and to motivate and retain top executive talent. The Company’s equity compensation plan allows flexibility in balancing time vested and performance vested grants. Equity awards are approved by the Committee based upon pre-approved equity grant guidelines, with grant levels balancing market median award amounts with actual individual performance.

     The Committee considered the historical aggregate compensation of each Named Officer and reviewed his compensation for 2008 on an aggregate basis. It determined that each compensation component serves particular objectives and, therefore, is considered independent of the other components. For 2008, the Committee determined each Named Officer’s compensation component levels, but it did not allocate total compensation among such components or among any other forms of compensation based on a larger compensation policy.

     The Committee believes it is customary and appropriate that the CEO’s base salary, cash incentive award and equity compensation are greater than that of the other Named Officers. The CEO is the only executive with broad authority over the Company’s full range of operations and with duties and responsibilities encompassing all aspects of the Company’s management and operations. These duties and responsibilities are greater in scope and collectively more significant in nature than those of any other Named Officer. The Committee believes that it is appropriate that the CEO’s compensation level reflects this.

     Mr. Smiley’s compensation for 2008 was not determined using the same processes that were used for the other non-CEO Named Officers. His compensation component levels were negotiated and agreed to by Mr. Smiley and the Committee as part of Mr. Smiley’s employment agreement (the “Smiley Employment Agreement”) executed in connection with his being hired as the CFO of the Company effective May 1, 2008. In connection with the approval of the Smiley Employment Agreement, the Committee considered market data that had been provided by The Delves Group (an independent executive compensation consulting firm) and the historical compensation package of the Company’s former CFO.

     In addition to the three principal compensation components referenced above, all Named Officers are eligible to participate in various employee benefit plans generally available to the Company’s U.S. salaried employees. See “Participation in Employee Benefits” below.

Performance Evaluations

     The Company’s annual performance evaluations are an important part of the Committee’s determination of compensation component levels for each Named Officer.

     In determining the Named Officers’ compensation with respect to their base salaries and equity awards, one factor considered by the Committee is the Named Officers’ respective individual performance evaluations. Individual performance criteria consist of a combination of objective and subjective criteria.

     Individual performance evaluations for Named Officers, other than the CEO, were conducted in 2008 in accordance with the Company’s annual performance review process applicable to all salaried employees.

     At the beginning of 2008 (and with Mr. Smiley when he joined the Company), Mr. Gustafsson, as the CEO and the supervisor of the other Named Officers, consulted with each Named Officer and established the Named Officer’s individual performance goals for the year. Shortly after the year end, Mr. Gustafsson evaluated each Named Officer’s actual performance as measured against individual performance goals. He also considered various other factors such as:

  the Named Officer’s performance of daily responsibilities;

  advancement and support of strategic initiatives for the Company or a business unit; and

  particular or general contributions to the overall management of the Company.

     These evaluations were conducted on a subjective basis without weighting of any particular factors. The evaluations of such Named Officers’ actual individual performances relative to their pre-established performance goals were considered in conjunction with the many other factors discussed below, particularly under “2008 Base Salaries” and “Equity Awards.”

     The CEO’s performance is evaluated by the Company’s Board of Directors (“Board”). At the time Mr. Gustafsson became CEO in September 2007, the Board informed him that his first performance evaluation would be in early 2009.

Establishing Compensation Component Levels

     In determining Named Officers’ compensation, the Committee considers numerous factors, including market compensation benchmarking.

     The Committee engaged The Delves Group as its independent executive compensation consultant to provide competitive compensation data, analysis and guidance throughout the process of determining 2008 compensation component levels for the Named Officers. The Delves Group also provides executive compensation consulting services to the Company for specific projects, as approved by the Committee Chairman.

     The Committee reviews Company executive officer compensation and performance data to determine whether the Company’s executive compensation program is competitive and reasonable. The Committee directed The Delves Group to collect and analyze compensation data for the Company’s executive officers and assess their compensation relative to individuals holding similar positions in technology and other industries. In 2008, The Delves Group provided market-based compensation data for base salaries, annual cash incentive awards and long-term equity awards for the executive officers. The Delves Group also provided comparative performance data for the companies comprising the Peer Group (as defined below), including revenue, net income, market capitalization, net margin, 1-year total shareholder return and 3-year total shareholder return and price-earnings ratio.

     The Delves Group presented compensation data and analysis to the Committee from several compensation data sources for comparison with the Company’s executive pay practices. The compensation data sources consist of third-party proprietary market databases (collectively, the “Study”). Another key data source was a peer group developed by the Committee and The Delves Group in 2007 which consisted of U.S.-based technology companies with net revenue, total assets, total equity and market capitalization generally comparable to the Company’s (the “Peer Group”). The Peer Group consisted of Lexmark International Inc.; Symbol Technologies, Inc.; Scansource, Inc.; Waters Corp.; Brady Corp.; Paxar Corp.; Intermec Inc.; Checkpoint Systems Inc.; Polycom Inc.; Itron Inc.; Flir Systems Inc.; Electronics for Imaging, Inc.; Avocent Corp; Coherent Inc.; Emulex Corp.; RadiSys Corp.; Printronix Inc.; and Astro-Med Inc. The Study and the Peer Group data were based on compensation paid predominantly in 2006 and adjusted to reflect annual market increases of 4% in each of 2007 and 2008.

     In 2008, the Committee reviewed base salary, annual cash incentive award and equity award data from the Study and the Peer Group. The data was presented at the median and 75th percentile levels, for executives in positions comparable to those of the Company’s executive officers. The Committee used the Study and Peer Group information as a reference in making its compensation determinations, as further described below.

     2008 Base Salaries.

     Non-CEO Named Officers. The Committee typically reviews and establishes the base salaries of the Named Officers (other than the CEO) annually. The Committee may adjust the base salaries based on objective and subjective criteria including individual performance, the position of the base salary within the established salary range, executive experience levels, competitive compensation levels, general labor market conditions, and the Company’s overall salary budget. In addition, the Committee may adjust a Named Officer’s base salary prospectively, or in some cases retrospectively, during the year if he or she changes position within the Company or assumes new responsibilities.

     In connection with establishing the Named Officers’ (other than the CEO) base salary adjustments, the Company’s human resources department provides merit increase percentage guidelines based on market-based compensation data, its knowledge of competitive market practices and the Company’s salary budget. The merit increase percentage guidelines for the 2008 base salary increases for all Named Officers serving at the time (other than Mr. Gustafsson) were from 0% to 9%.

     The human resources department also determines a suggested salary range (the “HR Salary Range”) for each Named Officer (other than the CEO) based on the Named Officer’s position within the Company’s internal salary grade system. Each officer’s position within the internal salary grade system is assigned by the human resources department based on generally available salary data obtained by the Company’s human resources department from several third-party proprietary executive compensation databases. The data consists of salary information for executives of U.S.-based general industry and technology companies with employee counts and/or revenue similar to the Company’s. In general, the midpoint of a Named Officer’s HR Salary Range approximates the median of base salaries provided to other executives in similar positions within the Company and in comparable positions at other companies as reflected in such compensation databases. In addition, the relative importance of each position to the Company was also considered in determining the HR Salary Range for each position. For 2008, the HR Salary Ranges for all Named Officers (other than Messrs. Gustafsson and Smiley) measured from 77% to 123% of their respective midpoints for 2008.

     In addition, the Committee received salary range information from the Study and the Peer Group data (the “Study and Peer Group Salary Range”). The Study and Peer Group Salary Range for each Named Officer reflects high and low parameters for each Named Officer without identifying a median.

     Typically, the Company’s Vice President, Human Resources and the CEO review and discuss the Named Officers’ (other than the CEO) base salaries. The Company did not have a Vice President, Human Resources during most of the 2008 salary review period, so the Company’s Vice President and General Counsel managed this responsibility until a Vice President, Human Resources was hired in March 2008. After considering the merit increase percentage guidelines and evaluating a Named Officer’s performance and the position of his or her current base salary within his or her HR Salary Range, the CEO, as direct supervisor, makes a specific base salary adjustment recommendation to the Committee. Each Named Officer’s (other than the CEO) actual base salary adjustment, if any, is determined by the Committee. In determining each such Named Officer’s base salary adjustment, the Committee reviews each Named Officer’s individual performance evaluation, base salary recommended by the CEO, merit increase percentage guidelines recommended by the human resources department, HR Salary Range, Study and Peer Group Salary Range, current base salary’s position within the HR Salary Range and Study and Peer Group Salary Range, and the Study and Peer Group data.

     Based on individual considerations with respect to each Named Officer (other than the CEO) such as his or her experience and contributions to the Company, and recognizing that the Company must also react to a competitive marketplace on a case-by-case basis when seeking to recruit and retain executives, the Committee strives to set each Named Officer’s base salary within the HR Salary Range and the Study and Peer Group Salary Range.

     For the one-year period beginning March 31, 2008, the Committee set the base salaries for the Named Officers (other than Messrs. Gustafsson and Smiley) between 90% and 114% of the midpoints within their respective HR Salary Range and within their respective Study and Peer Group Salary Range. Such Named Officers’ base salaries increased between 3.34% and 7.23% over their respective base salaries for the prior one-year period. The base salaries of Messrs. Gustafsson and Smiley are discussed below.

     Chief Executive Officer. Mr. Gustafsson’s base salary for 2007 and 2008 was determined by negotiation between Mr. Gustafsson and the Board in connection with his hiring in September 2007. Accordingly, the Committee did not conduct a review of Mr. Gustafsson’s salary in 2008. Mr. Gustafsson’s employment agreement (the “Gustafsson Employment Agreement”) provides that the Board retains discretion to increase Mr. Gustafsson’s salary.

     New Chief Financial Officer. Mr. Smiley’s base salary was determined by negotiation between Mr. Smiley and the Committee in connection with his hiring as the CFO of the Company effective May 1, 2008.

     2008 Annual Cash Incentive Awards.

     Each of the Company’s Named Officers participated in the Company’s 2008 Management Bonus Plan (the “2008 Incentive Plan”). Annual cash incentive awards under the 2008 Incentive Plan were based on the achievement of financial performance goals established for each Named Officer. Also, the Committee has authority to award discretionary bonuses based on subjective criteria, although it did not do so for Named Officers’ performance in 2008.

     The target annual cash incentive awards that would be payable to each Named Officer under the Company’s annual cash incentive award plans are calculated as a percentage (the “Target Percentage”) of the Named Officer’s base salary. Except with respect to Mr. Dillon, each Named Officer’s Target Percentage is set forth in the Named Officer’s employment agreement. The Committee set Mr. Dillon’s Target Percentage for 2008 at the time he became an employee of the Company in December 2007 to be consistent with other similarly-situated executive officers of the Company. Generally, the Target Percentage is higher for executive officers in more senior positions and who have more responsibility. The Committee has discretion to increase the Target Percentages from the percentages set forth in the Named Officers’ employment agreements (for example, based on competitive market practices), although it did not do so for 2008.

     The CEO recommends the cash incentive award ranges for the annual cash incentive award for each Named Officer (other than for himself) to the Committee. The Committee then reviews and approves cash incentive award ranges. In 2008, the cash incentive award range under the 2008 Incentive Plan for each Named Officer was consistent with the Compensation Philosophy and ranged between 0% and 200% of his target cash incentive award level. The Gustafsson Employment Agreement provides that Mr. Gustafsson’s maximum cash incentive award will be 200% of his base salary.

     The Named Officers’ minimum, target and maximum cash incentive awards under the 2008 Incentive Plan, and their actual cash incentive awards received under the 2008 Incentive Plan, each as percentages of their respective base salaries, were as follows:

Cash Incentive Award as a Percentage
of Base Salary Earned in 2008

Named Officer	Minimum	Target	Maximum	Actual
Anders Gustafsson	0%	100%	200%	21.71%
Michael C. Smiley	0%	50%	100%	20.00%
Charles R. Whitchurch	0%	50%	100%	10.86%
Philip Gerskovich	0%	50%	100%	10.86%
Hugh K. Gagnier	0%	45%	90%	10.51%
Michael H. Terzich	0%	45%	90%	10.51%
John M. Dillon	0%	45%	90%	0%

     The amount of each Named Officer’s cash incentive award under the 2008 Incentive Plan depended upon the level of attainment of his financial performance goals for the year.

  Messrs. Gustafsson, Smiley, Whitchurch and Gerskovich were eligible for annual cash incentive awards under the 2008 Incentive Plan based on the Company’s achievement of specific Company Consolidated Income from Operations levels for 2008.

  Pursuant to the Smiley Employment Agreement, Mr. Smiley’s annual cash incentive award was guaranteed to be no less than 20% of his base salary actually earned for 2008. His cash incentive award would have equaled 10.86% of his base salary actually earned without the 20% guarantee.

  Pursuant to his employment agreement, as a result of his employment termination, Mr. Whitchurch was entitled to a pro rata portion of the annual cash incentive award for 2008 (10.86% of his base salary actually earned for 2008), and an additional annual cash incentive award equal to his target annual cash incentive award for 2008 (50% of his annual base salary rate). Only the former is included in the table above.

  Messrs. Gagnier and Terzich were eligible for annual cash incentive awards under the 2008 Incentive Plan with 25% of their award based on the achievement by the Specialty Printer Group (“SPG”) of specific SPG Consolidated Direct Operating Profit levels for 2008 and 75% of their awards based on Company Consolidated Income from Operations levels for 2008.

  Mr. Dillon was eligible for an annual cash incentive award under the 2008 Incentive Plan with 25% of his award based on Company Consolidated Income from Operations and 75% of his award based on the achievement of certain financial performance measures by the Zebra Enterprise Solutions (“ZES”). The ZES financial performance measures were weighted 25% on ZES Revenue, 50% on ZES EBITDA, and 25% on ZES Total Bookings. As a result of his employment termination, Mr. Dillon did not receive an annual cash incentive award under the 2008 Incentive Plan.

Company Consolidated Income from Operations, SPG Consolidated Direct Operating Profit, ZES Revenue, ZES EBITDA and ZES Total Bookings are defined in the Glossary of Terms attached to this Proxy Statement.

     The Named Officers’ financial performance targets at which they receive 100% of their target cash incentive awards under the annual incentive award plans, which correspond to internal financial goals, have historically (including in 2008) been set at aggressive levels. For 2008, the financial performance targets at which cash incentive awards (or portions of such awards) would be calculated at the 100% level were: Company Consolidated Income from Operations target, $213,119,000; SPG Consolidated Direct Operating Profit, $283,432,000; ZES Revenue, $115,359,000; ZES EBITDA, $3,402,000; and ZES Total Bookings, the budgeted amount for 2008. The Committee has the discretion to exclude the effect of unusual events from the calculation of the achievement of financial performance measures under the 2008 Incentive Plan.

     For the financial performance measures under the 2008 Incentive Plan, (i) the minimum performance level required to receive a cash incentive award, and (ii) the performance level required to receive the maximum cash incentive award payment (i.e., 200% of target cash incentive award), reflected as a percentage of achievement of the applicable target, were as follows:

Performance Levels Required To Receive a Cash Incentive Award,
as a Percentage of Target Performance Level

Financial Performance Measure	Minimum Performance Level	Maximum Performance Level
Company Consolidated Income from Operations	> 85.0%	107.5%
SPG Consolidated Direct Operating Profit	> 85.0%	107.5%
ZES Revenue	> 80.0%	120%
ZES EBITDA	> 80.0%	170%
ZES Total Bookings	> 80.0%	120%

     As the former president of Navis Holdings, LLC (“Navis”), which was acquired by the Company in December 2007, Mr. Dillon also participated in the Navis Holdings, LLC Transition Bonus Plan (the “Navis Plan”). The Navis Plan was funded by the sellers of Navis as an incentive for senior Navis executives to continue their employment after a change of control of Navis. As a result of his employment termination with the Company, Mr. Dillon received a $300,000 payment from the Company pursuant to the Navis Plan.

     2009 Annual Cash Incentive Awards

     In February 2009, the Committee adopted an annual incentive award program for 2009, the 2009 Zebra Incentive Plan (the “2009 Incentive Plan”), in which the Named Officers are eligible to participate. Due to the challenging economic environment of 2009 and the potential difficulty forecasting the appropriate financial targets for the balance of 2009, the Committee modified the 2009 Incentive Plan from the 2008 Incentive Plan in certain notable ways. These changes include providing flexibility to establish financial performance goals for the second half of 2009 as late as August 14, 2009.

     Cash incentive awards for participants under the 2009 Incentive Plan are based on two incentive performance components. One is a financial performance component (the “Financial Component”), which is given an 80% weighting and consists of the achievement of one or more financial performance goals of the Company and/or, if applicable, of the participant’s assigned business unit. Achievement of the Financial Component is measured both for the whole 2009 fiscal year (the “Annual Performance Period”) and for each of two separate two-quarter performance periods (each, a “Semi-Annual Performance Period”). The first Semi-Annual Performance Period consists of the Company’s first two fiscal quarters of 2009, and the second Semi-Annual Performance Period consists of the last two fiscal quarters of 2009.

     The second component (the “Personal Component”), which is given a 20% weighting, consists of the achievement of one or more other performance goals (the “Personal Performance Goals”). Performance achievement with respect to the Personal Component is measured for the Annual Performance Period.

     Financial Component. The Financial Component’s performance goals, which the Committee establishes for the Named Officers, are expressed in terms of financial performance measures which are described in the 2009 Incentive Plan (the “Financial Performance Goals”). The Financial Performance Goal measures are similar to the measures applicable under the 2008 Incentive Plan. Messrs. Gustafsson’s, Smiley’s and Gerskovich’s Financial Performance Goals for both Semi-Annual Performance Periods (“Semi-Annual Performance Goals”) are based on Consolidated Income from Operations of the Company, and Messrs. Gagnier’s and Terzich’s Financial Performance Goals for both Semi-Annual Performance Periods are based 75% on Consolidated Income from Operations of the Company and 25% on 2009 Income from Operations of their assigned business unit, the Specialty Printer Group (“SPG”). The Named Officers’ Semi-Annual Performance Goals for the first Semi-Annual Performance Period were established at budgeted levels of Income from Operations (for both the Company and SPG). Their Semi-Annual Performance Goals for the second Semi-Annual Performance Period will be established by the Committee within 45 days after the beginning of the second Semi-Annual Performance Period.

     Under the 2009 Incentive Plan, the Financial Performance Goals for each participant for the Annual Performance Period (“Annual Performance Goals”) will be the sum of the participant’s Semi-Annual Performance Goals for the two Semi-Annual Performance Periods.

     Personal Component. The Committee determined that the Personal Performance Goals for the Company’s Named Officers will consist of specific levels of “Return on Invested Capital” for the 2009 fiscal year. Return on Invested Capital and Income from Operations under the 2009 Incentive Plan are defined in the Glossary of Terms attached to this Proxy Statement.

     Cash Incentive Award Levels. The cash incentive award of each participant under the 2009 Incentive Plan will be calculated separately with respect to its Financial Component and Personal Component.

     Under the 2009 Incentive Plan, the level of achievement of each Financial Performance Goal corresponds to a “Performance Payout Percentage” for the Annual Performance Period and each Semi-Annual Performance Period. Similarly, under the 2009 Incentive Plan, the level of achievement of each Personal Performance Goal corresponds to a “Personal Payout Percentage.” The minimum performance level required to receive a cash incentive award under the 2009 Incentive Plan for a performance period is achievement greater than 75.0% of the applicable Financial Performance Goal or Personal Performance Goal. The maximum cash incentive award payment (200% of target cash incentive award) under the 2009 Incentive Plan requires the achievement of 120% of the applicable Financial Performance Goal or Personal Performance Goal, except that the maximum Performance Payout Percentages for achievement of a Semi-Annual Performance Goal for either Semi-Annual Performance Period is 100%.

     Each participant is assigned a Target Percentage (as defined above under “2008 Annual Incentive Awards”) for 2009 and is eligible to earn a cash incentive award based on achievement of the participant’s Semi-Annual Performance Goals, Annual Performance Goals and Personal Performance Goals. The calculation of a participant’s total cash incentive award under the 2009 Incentive Plan is as follows:

     Incentive Award = Combined Semi-Annual Award + Annual Award + Personal Award

     Financial Performance Component:

1.	Combined Semi-Annual Award, which shall equal H times the sum of (A x B x E) plus (A x C x F)

2.	Annual Award, which shall equal the amount by which (H x A x D x G) exceeds the Combined Semi-Annual Award

Individual Performance Component:

3.	Personal Award, which shall equal (A x D x I x J)

     Where:

A = Target Percentage

B = Base Earnings during the first Semi-Annual Performance Period

C = Base Earnings during the second Semi-Annual Performance Period

D = Base Earnings during 2009

E = Performance Payout Percentage for the first Semi-Annual Performance Period

F = Performance Payout Percentage for the second Semi-Annual Performance Period

G = Performance Payout Percentage for Annual Financial Performance Goal

H = Financial Component weighting percentage (i.e., 80% for Named Officers)

I = Personal Payout Percentage for Personal Performance Goal

J = Personal Component weighting percentage (i.e., 20% for Named Officers)

     Equity Awards

     The Committee believes it is important that all of its Named Officers have a direct incentive to create stockholder value over a long-term investment horizon. The Company makes equity awards to its executive officers to provide long-term incentives related to stock appreciation and competitive compensation packages.

     Historically, the Company’s general practice was to make annual equity awards to its Named Officers in the form of stock options. In 2008, The Delves Group provided market compensation data from the Peer Group and the Study regarding the level and mix of equity awards awarded to executives at other companies comparable to the Company. Based on this data, The Delves Group and Mr. Gustafsson recommended to the Committee that the Company’s annual equity awards consist of both stock options and performance-based restricted stock. The Committee considered the recommendation and the equity mix data and decided to grant annual awards in 2008 of both performance-based restricted stock and time-vesting non-qualified stock options to its executive officers under its stockholder-approved 2006 Zebra Technologies Corporation Incentive Compensation Plan.

     2008 Awards. For 2008, the Committee decided a total equity award dollar value for each Named Officer (other than Mr. Smiley) based on a number of factors. The Delves Group determined the median equity grant dollar value provided to other executives in positions at other companies comparable to the Named Officers’ positions, as reflected in the Study and Peer Group data, and presented that information to Mr. Gustafsson. Mr. Gustafsson then recommended to the Committee a total equity award dollar value range for each Named Officer based on factors including the Named Officer’s performance evaluation, his overall compensation package and his perceived potential and contributions to the Company. After reviewing the Study and Peer Group data provided by The Delves Group and considering Mr. Gustafsson’s recommendations, the Committee, with Mr. Gustafsson’s participation, determined the total equity award dollar value for each Named Officer other than Mr. Gustafsson. The Committee considered several factors in making its determinations, including the competitive marketplace data provided by The Delves Group, Mr. Gustafsson’s recommendations, the Company’s performance, a Named Officer’s position within the Company, his individual performance evaluation, his perceived potential and contributions to the Company, and the Committee’s subjective understanding of competitive practices in the marketplace with respect to equity awards. The factors used by Mr. Gustafsson to determine recommendations regarding total equity award dollar value ranges for each Named Officer and by the Committee to establish each Named Officer’s total equity award dollar value were assessed by Mr. Gustafsson and the Committee, respectively, on a subjective basis.

     With respect to Mr. Gustafsson’s total equity award dollar value, the Committee consulted directly with The Delves Group and considered the same factors it considered in determining the total equity award dollar values for the other Named Officers. Mr. Gustafsson did not participate in, or consult with the Committee regarding, the determination of his total equity award dollar value.

     The Committee determined to provide half of the dollar value of each Named Officer’s (other than Messrs. Gustafsson and Smiley) equity award in the form of time-vesting stock options and half in the form of performance-based restricted shares of the Company’s Common Stock. It determined this mix of stock options and performance-based restricted stock based on the equity grant practices of other comparable companies as reported in the Study and the Peer Group data and on its general understanding of competitive market practices.

     In calculating the number of time-vesting stock options, the Company used the following formula:

targeted dollar value of the stock option award
(a specific binomial value) x (the estimated per share price of the Company’s Common Stock on the grant date)

The binomial value for each stock option grant was calculated based upon a variety of assumptions as of the grant date including the exercise price, expected life of the grant, expected volatility, risk-free interest rate and dividend yield. The exercise price of the stock options was set at the closing stock price of the Company’s Common Stock on the date of the equity grant.

     In calculating the number of performance-based restricted shares, the Company used the following formula:

targeted dollar value of the performance-based restricted stock award
(a specific discount value) x (the estimated per share price of the Company’s Common Stock on the grant date)

The discount value for each performance-based restricted stock award was calculated based upon a variety of assumptions as of the grant date including the per-share stock price on the grant date, expected volatility, risk-free interest rate, and dividend yield.

     In 2008, the total equity award dollar value of Mr. Gustafsson’s annual equity award was determined in the same manner as the other Named Officers. When Mr. Gustafsson was hired in September 2007, he received grants of time-vesting stock options, performance-based stock options and performance-based restricted stock. Since, unlike the other Named Officers, Mr. Gustafsson had recently received a grant of performance-based restricted stock, the Committee determined that it was appropriate that his annual equity award consist entirely of time-vesting stock options rather than a combination of performance-based restricted stock and time-vesting stock options.

     Pursuant to the Smiley Employment Agreement, Mr. Smiley was granted a stock option to purchase 11,700 shares of the Company’s Common Stock that vests in equal installments on the first four anniversaries of the grant date, as well as 7,500 shares of performance-based restricted stock. These stock options and shares of performance-based restricted stock awarded to Mr. Smiley were negotiated in connection with his hiring and reflected in the Smiley Employment Agreement.

     Stock Option Terms. The annual stock option awards made to the Named Officers in 2008 are non-qualified stock options. Consistent with the 2007 annual stock option award terms, the Committee determined that the annual stock option awards in 2008 would vest over a four-year period, with equal portions vesting on the first four anniversaries of the grant date. The stock options expire no later than ten years after the grant date.

     Performance-Based Restricted Stock Terms. To align the goals of the Company’s management team, the Committee decided to tie the other Named Officers’ 2008 performance-based restricted stock awards to the same vesting conditions as those applicable to Mr. Gustafsson’s performance-based restricted stock grant awarded to him in September 2007. Accordingly, the 2008 annual performance-based restricted stock awards to the Named Officers will vest incrementally based on the Company achieving the same levels of “Total Shareholder Return” prior to the fifth anniversary of the Gustafsson Employment Agreement as apply to Mr. Gustafsson’s performance-based restricted stock award. Similarly, upon his hiring, Mr. Smiley was granted a performance-based restricted stock award pursuant to the Smiley Employment Agreement and his performance-based restricted stock will vest according to the same terms.

     “Total Shareholder Return” is calculated as:

Relevant Share Price – Share Price on September 4, 2007 + Dividends
Share Price on September 4, 2007

where (i) Relevant Share Price = the closing per-share price of the Company’s Common Stock as reported on The NASDAQ Stock Market on any particular date, (ii) Share Price on September 4, 2007 = the closing per-share price of the Company’s Common Stock as reported on The NASDAQ Stock Market on September 4, 2007, the date of grant of Mr. Gustafsson’s performance-based restricted stock upon his hiring, and (iii) Dividends = the aggregate dividends paid on a share of the Company’s Common Stock since the date of grant.

Participation in Employee Benefits

     Named Officers are also eligible to participate in various benefit programs offered generally to the Company’s U.S. salaried employees.

     Named Officers may participate in the Company’s health plans and group disability and life insurance plans. The Company also provides a 401(k) plan to eligible employees, including its Named Officers. It also provides a non-qualified deferred compensation plan in which the Named Officers may participate. In accordance with applicable tax laws, eligible participants have an opportunity to defer, on a pre-tax basis, all or a portion of the participant’s base salary, commissions and cash incentive awards earned each year. Deferred amounts are credited to the participant’s account, which is also credited with earnings on those amounts based on hypothetical investments selected by the participant. In addition to such earnings, the Company may, but is not required to, specify additional discretionary amounts which the Company may credit to a participant’s account (to date, no such discretionary amounts have been credited to any account). Until the deferred amounts are actually paid, the participant pays no taxes on them other than FICA and Medicare taxes. The Company receives no tax deduction for payment of the deferred amounts until they are actually paid, although it does pay and deduct the employer’s portion of FICA and Medicare taxes.

     The Company generally does not provide perquisites. Additionally, except for the Company’s 401(k) plan, the deferred compensation plan and the Company’s equity-based incentive compensation plans described above, the Company does not provide other long-term compensation plans such as supplemental executive retirement plans or defined benefit pension plans.

Tax Effects

     Compliance with Section 162(m). The Committee generally intends for all compensation paid to the Named Officers to be tax deductible to the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Section 162(m) provides that compensation paid to the Named Officers in excess of $1,000,000 cannot be deducted by the Company for federal income tax purposes unless, in general, such compensation is performance-based, is established by an independent committee of directors, is objective and the plan or agreement providing for such performance-based compensation has been approved in advance by the Company’s stockholders. However, if in the judgment of the Committee, the benefits to the Company of a compensation program that does not satisfy the arbitrary and inflexible conditions of Section 162(m) outweigh the costs to the Company of the failure to satisfy these conditions, the Committee may adopt such a program.

     Stock Options. There generally are no federal income tax consequences to a participant or the Company upon the grant of a non-qualified stock option (an “NSO”). Upon the exercise of an NSO, the executive officer generally will recognize ordinary income in an amount equal to: (i) the fair market value, on the date of exercise, of the acquired shares, less (ii) the exercise price of the NSO. Subject to Section 162(m), in most cases the Company will be entitled to a tax deduction in the same amount.

     Restricted Stock. Except as otherwise provided above (see “Compliance With Section 162(m)” above) and subject to Section 16 of the Exchange Act, there are generally no federal income tax consequences to either the executive officer or the Company upon the grant of restricted stock (including performance-based restricted stock), provided that the stock is subject to a substantial risk of forfeiture. Upon the expiration of the restricted period or the lapsing of the substantial risk of forfeiture, the executive officer will recognize taxable income equal to the then fair market value of the restricted stock. Subject to Section 162(m), in most cases the Company will be entitled to a corresponding deduction. However, the participant may make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, within thirty days after the date of the grant, to recognize ordinary income on the value of the restricted stock as of the date of grant, in which case the Company will be entitled to a corresponding deduction at that time. If such an election is made, then there is no federal income tax to either the executive officer or the Company upon the expiration of the restricted period or the lapsing of the substantial risk of forfeiture.

EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

     The following table provides selected information concerning the compensation earned during the year ended December 31, 2008, for services in all capacities to the Company, by (1) the principal executive officer during 2008: Anders Gustafsson, (2) the principal financial officers during 2008: Michael C. Smiley, who serves as the Chief Financial Officer (“CFO”) and has done so since May 1, 2008, and Charles R. Whitchurch, who served as CFO until May 1, 2008, (3) the three other most highly compensated executive officers (calculated in accordance with applicable SEC rules) who served in positions other than principal executive officer or principal financial officer at the end of 2008: Philip Gerskovich, Hugh K. Gagnier and Michael H. Terzich, and (4) one other most highly compensated former executive officer who would have been a Named Officer if he was serving as an executive officer at the end of 2008: John M. Dillon (collectively, the “Named Officers”).

2008 SUMMARY COMPENSATION TABLE

						Non-equity
Name and				Stock	Option	Incentive Plan	All Other
Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)(1)	Awards ($)(1)	Compensation ($)	Compensation ($)		Total ($)
Anders Gustafsson	2008	$700,000	$0	$1,110,005	$456,689	$151,970	$33,297	(2)	$2,451,961
Chief Executive	2007	$212,692	$212,692	$160,499	$295,267	$0	$31,862		$913,012
Officer

Michael C. Smiley(3)	2008	$181,131	$16,564	$59,629	$27,493	$19,662	$44,940	(4)	$349,419
Chief Financial
Officer

Charles R.	2008	$196,191	$0	$0	$67,971	$16,442	$324,099	(6)	$604,703
Whitchurch (5)	2007	$283,839	$23,247	$132,862	$131,346	$5,137	$9,689		$586,120
Former Chief	2006	$275,363	$0	$32,649	$233,873	$38,689	$12,476		$593,050
Financial Officer
and Treasurer

Philip Gerskovich	2008	$374,715	$0	$65,464	$242,298	$40,233	$10,676	(7)	$733,386
Senior Vice	2007	$361,115	$29,576	$195,791	$196,953	$6,536	$10,650		$800,621
President,	2006	$344,792	$0	$48,112	$166,561	$96,887	$11,964		$668,316
Corporate
Development

Hugh K. Gagnier	2008	$334,244	$0	$65,464	$177,176	$35,111	$9,214	(8)	$621,209
Senior Vice	2007	$321,294	$5,921	$200,636	$216,397	$81,898	$9,199		$835,345
President, Business	2006	$309,762	$0	$49,303	$316,249	$50,612	$15,387		$741,313
Development and
Operations,
Specialty Printer
Group

Michael H. Terzich	2008	$304,373	$0	$65,464	$182,187	$31,975	$10,572	(9)	$594,571
Senior Vice	2007	$284,548	$5,243	$159,715	$200,967	$72,532	$11,082		$734,087
President, Global
Sales and
Marketing,
Specialty Printer
Group

John M. Dillon(10)	2008	$339,537	$300,000	$488,386	$269,496	$0	$160,746	(11)	$1,558,165
Former Senior Vice
President and
General Manager,
Zebra Enterprise
Solutions

____________________

(1)	The amounts reflected represent the dollar amounts recognized for awards of restricted stock and stock options for financial statement reporting purposes for the year ended December 31, 2008, in accordance with SFAS 123(R). Such amounts may include amounts recognized for awards granted during 2008 and prior years. Please refer to Note 4, “Stock Based Compensation,” of the Company’s consolidated financial statements for 2008 included in the Company’s Form 10-K for 2008, as filed with the Securities and Exchange Commission on February 27, 2009, for a discussion of assumptions relevant to the calculation of such amounts.

(2)	Consists of the following payments to Mr. Gustafsson: matching 401(k) contributions of $6,900, profit sharing plan payment of $3,486, life insurance premiums of $189 and relocation assistance of $22,722.

(3)	Mr. Smiley became Chief Financial Officer of the Company effective May 1, 2008.

(4)	Consists of the following payments to Mr. Smiley: matching 401(k) contributions of $2,115, profit sharing payment of $1,602, life insurance premiums of $119, and relocation assistance of $41,104.

(5)	Mr. Whitchurch served as Chief Financial Officer and Treasurer of the Company until May 1, 2008 and continued thereafter as a non-officer employee until June 30, 2008.

(6)	Consists of the following payments to Mr. Whitchurch: matching 401(k) contributions of $4,274, life insurance premiums of $416, health and dental insurance premiums of $3,120, unused vacation of $44,726, severance payments pursuant to his employment agreement of $246,563, and outplacement services of $25,000.

(7)	Consists of the following payments to Mr. Gerskovich: matching 401(k) contributions of $6,900, profit sharing plan payment of $3,486, and life insurance premiums of $290.

(8)	Consists of the following payments to Mr. Gagnier: matching 401(k) contributions of $5,438, profit sharing plan payments of $3,486, and life insurance premiums of $290.

(9)	Consists of the following payments to Mr. Terzich: matching 401(k) contributions of $6,900, profit sharing plan payment of $3,486, and life insurance premiums of $186.

(10)	Mr. Dillon served as Senior Vice President and General Manager, Zebra Enterprise Solutions until August 22, 2008.

(11)	Consists of the following payments to Mr. Dillon: life insurance premiums of $2,129, health and dental insurance premiums of $8,479, unused vacation of $30,379, $11,426 for a sales incentive trip, and severance payments of $108,333.

     Employment Agreements

     The Company has employment agreements with each of its Named Officers. The form of employment agreements of Messrs. Gerskovich, Gagnier and Terzich are the same (the “Form Employment Agreement”), as was Mr. Whitchurch’s employment agreement while he was an employee of the Company. Mr. Gustafsson’s employment agreement (as amended, the “Gustafsson Employment Agreement”) is substantially the same as the Form Employment Agreement other than as described below under “Mr. Gustafsson” and Mr. Smiley’s employment agreement (the “Smiley Employment Agreement”) is substantially the same as the Form Employment Agreement other than as described below under “Mr. Smiley.” Mr. Dillon’s employment agreement is described below under “Mr. Dillon.”

     Messrs. Gerskovich, Gagnier, Terzich and Whitchurch. The Form Employment Agreements for Messrs. Gerskovich, Gagnier, Terzich and Whitchurch (the “Other Named Officers”) superseded all previous employment agreements, severance agreements, separation agreements and other arrangements between the Company and them with respect to the subject matter of the Form Employment Agreement. Under the Form Employment Agreements, the Other Named Officers are entitled to annual base salaries and are eligible to earn targeted annual cash incentive awards as further described above under “Compensation Discussion and Analysis.” The Other Named Officers’ annual base salaries will be reviewed at least annually, and may be increased or decreased from time to time by the Company. However, if an Other Named Officer’s annual base salary in effect on the date of his Form Employment Agreement is decreased in an amount equal to or greater than ten percent (10%) (unless such decrease is applied on a proportionally equal basis to all executive officers of the Company), then the Other Named Officer will have fifteen days to terminate his employment, in which case such termination will be for “good reason” under his Employment Agreement. Each Other Named Officer’s target annual cash incentive award is payable upon the attainment of certain performance measures and in accordance with the Company’s annual incentive award plan for the relevant fiscal year. The Form Employment Agreements also provide that the Other Named Officers will be eligible to receive equity compensation, as determined in the sole discretion of the Compensation Committee.

     The employment of each Other Named Officer under his Form Employment Agreement is terminable at any time, subject to certain severance obligations as described below. Each Form Employment Agreement provides that if the Other Named Officer terminates his employment with “good reason” or the Company terminates his employment without “cause” and under circumstances other than death or “disability” as provided in his Employment Agreement, he will be entitled to (i) the continuation of his base salary at the rate then in effect for a period of one year; (ii) a pro rata portion of his annual cash incentive award (the “Annual Award”) for the year in which his employment terminates, if it otherwise would have been earned if he was employed as of the date the annual cash incentive awards for such year are paid to senior level executives of the Company, and any such pro rata portion will be payable at the time annual cash incentive awards for such year are paid to senior level executives of the Company; (iii) if not yet paid, any Annual Award attributable to the year immediately preceding the year of the employment termination, if it otherwise would have been earned if he was employed as of the date the annual cash incentive awards for such year are paid to senior level executives of the Company, and any such Annual Award will be payable at the time annual cash incentive awards for such year are paid to senior level executives of the Company; (iv) a payment equal to 100% of his targeted annual cash incentive award based upon his base salary for the year in which his employment terminates and payable at the time annual cash incentive awards for such year are paid to senior level executives of the Company for such year; (v) outplacement services not to exceed $32,000, and (vi) the continuation of coverage under the Company’s medical and dental insurance plans, as mandated by COBRA, with the Company paying for such coverage at the same rate the Company pays for health insurance coverage for its active employees under its group health plan and the Other Named Officer paying for any employee-paid portion of such coverage, until the earlier of (a) one year after the date of termination, or (b) the Other Named Officer becoming eligible for coverage under another group health plan that does not impose preexisting condition limitations on the Other Named Officer’s coverage.

     The Form Employment Agreements provide that if the Other Named Officer terminates his employment with good reason or the Company terminates his employment without cause, and such termination of employment occurs within 120 days immediately preceding or one year immediately following a “change in control,” then the Other Named Officer will be entitled to all compensation and benefits set forth in the immediately preceding paragraph, except that instead of receiving salary continuation as set forth in subpart (i) and the payment equal to 100% of his targeted annual cash incentive award as set forth in subpart (iv), he will receive a payment equal to two times his base salary at the rate then in effect plus two times his targeted annual cash incentive award based upon his base salary, which payment shall be payable within sixty days following the later of the change in control or the termination.

     Under the Form Employment Agreements, if payments or benefits from the Company to the Other Named Officer exceed the applicable threshold under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), and an excise tax becomes due thereunder, the Other Named Officer would be entitled to receive an additional payment so that, after payment by him of all applicable taxes and excise taxes, he retains an amount equal to the amount he would have retained had no excise tax been imposed; provided, however, that if the applicable threshold under Section 4999 of the Code is exceeded by ten percent (10%) or less, the total payments he would be entitled to receive will be reduced so that they are $1.00 less than such applicable threshold.

     Each Form Employment Agreement, other than Mr. Gagnier’s, further provides that the Other Named Officer is bound by non-competition and non-solicitation provisions until two years following his termination. Mr. Gagnier’s Form Employment Agreement instead binds him by non-competition and non-solicitation provisions for one year following his termination. Each Form Employment Agreement also subjects the Other Named Officer to confidentiality covenants at all times during and after the term of the Form Employment Agreement. It also obligates the Company to maintain directors’ and officers’ liability insurance coverage for the Other Named Officer and to indemnify him to the extent permitted under the Company’s By-Laws and/or Certificate of Incorporation.

     The terms “cause,” “change in control,” “disability” and “good reason” as used in the Form Employment Agreements are defined in the Glossary of Terms attached to this Proxy Statement as Appendix A (the “Glossary”).

     Mr. Gustafsson. Mr. Gustafsson and the Company entered into the Gustafsson Employment Agreement effective September 4, 2007, in connection with his hiring as the Company’s CEO. The Gustafsson Employment Agreement provided for an initial annual base salary of $700,000, a targeted annual cash incentive award equal to 100% of Mr. Gustafsson’s annual base salary and a maximum annual cash incentive award equal to 200% of Mr. Gustafsson’s annual base salary.

     The Gustafsson Employment Agreement also provided for the specific award to Mr. Gustafsson of stock options and restricted stock. Pursuant to the Gustafsson Employment Agreement, Mr. Gustafsson was granted a stock option to purchase 75,000 shares of the Company’s Common Stock that vests in equal installments on the first four anniversaries of the grant date as long as he remains employed by the Company (the “Initial Option”). He was also granted an additional stock option to purchase 168,750 shares of the Company’s Common Stock (the “TSR Option”) and 56,250 restricted shares of the Company’s Common Stock (the “TSR Stock”). The TSR Option and TSR Stock will each vest incrementally as long as Mr. Gustafsson is employed by the Company and is contingent upon the Company achieving various levels of “Total Shareholder Return” (as defined above under “Compensation Discussion and Analysis”) prior to the fifth anniversary of the Gustafsson Employment Agreement. The vesting terms of the TSR Stock and TSR Options are the same as those of the “Restricted Stock” described below under “Award Agreements.” Under the Gustafsson Employment Agreement, the Compensation Committee may adjust the formula for calculating Total Shareholder Return to prevent dilution or enlargement of the Total Shareholder Return as a result of certain corporate transactions.

     The Gustafsson Employment Agreement is substantially similar to the Form Employment Agreement in most other respects, with the following exceptions: (i) the Gustafsson Employment Agreement provided for payment of relocation costs; (ii) any decrease in Mr. Gustafsson’s base salary, rather than a decrease of at least 10%, permits Mr. Gustafsson to terminate his employment for “good reason”; (iii) if Mr. Gustafsson terminates his employment with good reason or the Company terminates his employment without “cause” and under circumstances other than death or “disability,” he will not receive outplacement services, the unvested portion of the Initial Option and any annual equity awards will vest immediately, the continuation of his base salary will be for a period of two years rather than one year, and, unless it is otherwise terminated, the continuation of healthcare coverage will be for a period of two years rather than one year; and (iv) the Company paid up to $15,000 of Mr. Gustafsson’s legal fees related to the negotiation and drafting of the Gustafsson Employment Agreement.

     The terms “cause,” “change in control,” “disability” and “good reason” as used in the Gustafsson Employment Agreements are defined in the Glossary.

     Mr. Smiley. Mr. Smiley and the Company entered into the Smiley Employment Agreement effective May 1, 2008 in connection with his hiring as the Company’s CFO. The Smiley Employment Agreement provided for an initial annual base salary of $282,000 and a targeted annual cash incentive award equal to 50% of Mr. Smiley’s annual base salary. The Smiley Employment Agreement also provided that Mr. Smiley’s annual cash incentive award for 2008 would not be less than 20% of his base salary actually earned in 2008.

     The Smiley Employment Agreement also provided for the specific award to Mr. Smiley of stock options and restricted stock. Pursuant to the Smiley Employment Agreement, Mr. Smiley was granted a stock option to purchase 11,700 shares of the Company’s Common Stock that vests in equal installments on the first four anniversaries of the grant date as long as he remains employed by the Company (the “Smiley Option”). He was also granted restricted shares of the Company’s Common Stock (the “Smiley Stock”). The Smiley Stock will vest incrementally as long as Mr. Smiley is employed by the Company and is contingent upon the Company achieving various levels of Total Shareholder Return prior to the fifth anniversary of the Smiley Employment Agreement. The Smiley Stock’s vesting terms are described below under “Award Agreements.” Under the Smiley Employment Agreement, the Compensation Committee may adjust the formula for calculating Total Shareholder Return to prevent dilution or enlargement of the Total Shareholder Return as a result of certain corporate transactions. The Smiley Employment Agreement is otherwise substantially similar to the Form Employment Agreement.

     Mr. Dillon. Mr. Dillon and Navis LLC, a subsidiary of Navis Holdings, LLC, had entered into an employment agreement in connection with the Company’s acquisition of Navis Holdings, LLC in December 2007. Mr. Dillon’s employment agreement provided for an annual base salary, annual cash incentive awards and equity grants and contains non-solicitation and confidentiality provisions similar to those in the Form Employment Agreements. In connection with the acquisition, Mr. Dillon was granted (i) a stock option to purchase shares of the Company’s Common Stock that vests in equal installments on the first four anniversaries of the grant date as long as he remained employed by the Company (the “Dillon Option”); (ii) an additional stock option to purchase shares of the Company’s Common Stock, to replace his existing stock option to purchase securities of Navis Holdings, LLC, that vested, as long as he was employed by the Company, in 17 equal monthly installments beginning January 2008 through and including May 2009 (the “Replacement Option”); and (iii) restricted shares of the Company’s Common Stock that vest in equal installments on the first two anniversaries of the grant date as long as he remained employed by the Company (the “Dillon Restricted Stock”). As further described above under “Compensation Discussion and Analysis,” Mr. Dillon also participated in the Navis Holdings, LLC Transition Bonus Plan (the “Navis Plan”).

     In connection with the termination of his employment, Mr. Dillon and the Company entered into a Confidential Waiver Agreement and General Release (the “Dillon Release Agreement”). The Dillon Release Agreement provides that, in consideration of certain waivers and releases by Mr. Dillon and in lieu of any other severance payments or other benefits, Mr. Dillon will receive: (i) continuation of his base salary at the rate then in effect for a period of one year; (ii) a lump-sum payment of $300,000 pursuant to the Navis Plan; and (iii) the continuation of coverage under the Company’s medical, dental and vision plans, in accordance with COBRA, until the earlier of (a) one year after Mr. Dillon’s termination, or (b) Mr. Dillon becoming eligible for coverage under another group health plan that does not impose preexisting condition limitations on Mr. Dillon’s coverage. Upon Mr. Dillon’s employment termination, pursuant to their respective award agreements, the Dillon Option was terminated, one-half of the previously unvested portion of the Replacement Option vested, and the Dillon Restricted Stock vested in full.

GRANTS OF PLAN-BASED AWARDS IN 2008

						All Other
						Options
		Estimated Possible		Estimated Possible		Awards,	Exercise or
		Payouts Under Non-Equity		Payouts Under Equity		Number of	Base Price	Grant Date
		Incentive Plan Awards(1)		Incentive Plan Awards(2)		Securities	of	Fair Value
						Underlying	Option	of Stock
						Options	Awards	and Option
Name	Grant Date	Target ($)	Maximum ($)	Threshold (#)	Target (#)	(#)(3)	($/SH)	Awards ($)
Anders Gustafsson	3/25/08	$700,000	$1,400,000
	4/24/08					90,000	$36.49	$1,226,700

Michael C. Smiley	5/1/08	$90,566	$181,131
	5/1/08			1,875	7,500			$162,041
	5/1/08					11,700	$37.67	$164,619

Charles R. Whitchurch	3/25/08	$98,096	$196,191

Philip Gerskovich	3/25/08		$374,715
	4/24/08			2,273	9,090			$181,830
	4/24/08					14,480	$36.49	$197,362

Hugh K. Gagnier	3/25/08	$150,410	$300,820
	4/24/08			2,273	9,090			$181,830
	4/24/08					14,480	$36.49	$197,362

Michael H. Terzich	3/25/08	$136,968	$273,936
	4/24/08			2,273	9,090			$181,830
	4/24/08					14,480	$36.49	$197,362

John M. Dillon	3/25/08	$152,792	$305,583
____________________

(1)	Represents target and maximum award amounts that could have been paid out as cash annual incentive awards for 2008 under the Company’s 2008 Management Bonus Plan if various financial performance goals were achieved. The target and maximum award amounts are based on percentages of each Named Officer’s actual base salary earnings for 2008. The actual award amounts for the 2008 performance period were paid to the Named Officers in March 2009, and are reported in the “Non-equity Incentive Plan Compensation” column of the 2008 Summary Compensation Table above. The 2008 Management Bonus Plan and the determination of award amounts under it are further described above under “Compensation Discussion and Analysis.” The Company has omitted a “threshold” column because there is no minimum award amount.

(2)	Shares of restricted stock granted under the 2006 Zebra Technologies Corporation Incentive Compensation Plan that will vest incrementally contingent upon the Company achieving various levels of “Total Shareholder Return” prior to September 4, 2012, as further described below under “Award Agreements.” The amounts represent the number of shares that will vest upon achievement of the minimum total shareholder return level for which such shares will vest and upon achievement of the targeted total shareholder return level. The Company has omitted a “maximum” column because the target award amount is the maximum award amount.

(3)	Non-qualified stock options for shares of the Company’s Common Stock granted under the 2006 Zebra Technologies Corporation Incentive Compensation Plan at an exercise price equal to the closing market price on the date of grant. Such options become exercisable with respect to 25% of the underlying shares on each of the first four anniversaries of the date of grant, and vesting accelerates upon a change in control in accordance with the terms of the 2006 Zebra Technologies Corporation Incentive Compensation Plan.

     Award Agreements

     Each award of stock options and restricted stock awarded to the Named Officers during 2008 was granted pursuant to an award agreement. In general, the Named Officer must remain employed by the Company or one of its subsidiaries through the applicable vesting date in order for the award to vest. Additional information regarding the vesting schedules, and with respect to the Restricted Stock (as defined below) the performance targets and calculations, is described below in the footnotes to the Outstanding Equity Awards at 2008 Fiscal Year-End table and above under “Compensation Discussion and Analysis.”

     Stock Option Awards. The 2008 stock option award agreements provide for a term of ten years to exercise the stock options. The stock option award agreements for the stock options granted to Named Officers provide that: (i) upon the termination of the Named Officer by reason of death or “disability,” the unvested portion of the stock option will immediately become fully vested and exercisable, and along with the unexercised vested portion of the stock option, will remain exercisable for one year; (ii) if the Named Officer “retires,” the unexercised vested portion of the stock option will remain exercisable for one year; (iii) if the Named Officer is terminated for “cause,” the unexercised vested portion of the stock option and the unvested portion of the stock options immediately will be forfeited; (iv) if the Named Officer is terminated for any other reason, then the unexercised vested portion of the stock option will remain exercisable for ninety days in the event of a termination by the Company and thirty days in the event of termination by the Named Officer; (v) in the event of a “change in control,” the unvested portion of the stock option will immediately become fully vested and exercisable, and along with the unexercised vested portion of the stock option, will remain exercisable for the entire term of the stock option; and (vi) the Named Officer is bound by a non-competition and non-solicitation provision until twelve months following termination of his employment and by confidentiality provisions at all times during and after his employment.

     The terms “cause,” “change in control,” “disability” and “retire” as used in such 2008 stock option award agreements are defined in the Glossary.

     Restricted Stock Agreements. Under the award agreements for the Smiley Stock and the restricted stock awarded to Messrs. Gerskovich, Gagnier, and Terzich in 2008 (collectively, the “Restricted Stock”), if the Named Officer is terminated for any reason, any unvested portion of the stock will be forfeited immediately, except that some or all of the unvested portion of the Restricted Stock will vest if the Named Officer terminates his employment with “good reason” or the Company terminates his employment without “cause,” and such termination of employment occurs within 120 days immediately preceding or one year immediately following a “change in control,” as described above under “Employment Agreements.” Messrs. Smiley, Gerskovich, Gagnier and Terzich have the right to receive dividends paid on the Restricted Stock and the full right to vote the Restricted Stock. Pursuant to the restricted stock award agreements for the Restricted Stock, Messrs. Smiley, Gerskovich, Gagnier and Terzich are each bound by a non-competition and non-solicitation provision for twenty-four months following termination of his employment and by confidentiality provisions at all times during and after his employment.

     The Restricted Stock of each of Messrs. Smiley, Gerskovich, Gagnier and Terzich will vest incrementally as long as he is employed by the Company and is contingent upon the Company achieving various levels of Total Shareholder Return prior to September 4, 2012. The Restricted Stock will vest as follows:

(i)	25% of the award will vest if, at any time during the period from September 4, 2007 until September 4, 2012 (the “Vesting Period”), the average of the Total Shareholder Return measured over any 45 consecutive trading days is at least 60%.

(ii)	The final 75% of the award will vest if, at any time during the Vesting Period, the average of the Total Shareholder Return measured over any 45 consecutive trading days is at least 100%.

(iii)	If the average of the Total Shareholder Return measured over any 45 consecutive trading day period is between 60% and 100%, then the award will vest in the aggregate (which Vested Percentage shall include the 25% reflected in subparagraph (i), above) as follows:

Total Shareholder Return	Vested Percentage
65% but less than 70%	28.8%
70% but less than 75%	33.4%
75% but less than 80%	39.3%
80% but less than 85%	46.8%
85% but less than 90%	56.2%
90% but less than 95%	68.4%
95% but less than 100%	83.8%

(iv)	Any portion of the award which is unvested at the expiration of the Vesting Period will be forfeited.

     In addition, if Messrs. Smiley, Gerskovich, Gagnier or Terzich terminates his employment with “good reason” or the Company terminates his employment without cause, and such termination of employment occurs within 120 days immediately preceding or one year immediately following a “change in control,” then pursuant to the Restricted Stock award agreement, the unvested portion of the Restricted Stock will immediately vest as follows:

Percentage of Unvested Restricted
Date of Change in Control	Stock That Will Vest
Prior to September 4, 2008	100%

On or after September 4, 2008, but prior to September 4, 2009	80%

On or after September 4, 2009, but prior to September 4, 2010	60%

On or after September 4, 2010, but prior to September 4, 2011	40%

On or after September 4, 2011, but prior to September 4, 2012	20%

     The terms “cause,” “change in control” and “good reason” as used in the Restricted Stock award agreements are defined in the Glossary.

	OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END

	Option Awards						Stock Awards

								Equity
								Incentive
							Equity	Plan
							Incentive	Awards:
				Equity			Plan	Market or
				Incentive			Awards:	Payout
				Plan			Number of	Value of
				Awards:			Unearned	Unearned
	Number of	Number of		Number of			Shares,	Shares,
	Securities	Securities		Securities			Units or	Units or
	Underlying	Underlying		Underlying			Other	Other
	Unexercised	Unexercised		Unexercised	Option		Rights	Rights That
	Options	Options		Unearned	Exercise	Option	That Have	Have Not
	(#)	(#)		Options	Price	Expiration	Not Vested	Vested
Name(1)	Exercisable	Unexercisable		(#)	($)	Date	(#)	($)

Anders Gustafsson
9/4/2007	18,750	56,250	(2)		$36.80	9/4/2017
9/4/2007				42,188(3)	$36.80	9/4/2017
9/4/2007							14,063 (4)	$284,916 (5)
4/24/2008	0	90,000			$36.49	4/24/2018

Michael C. Smiley
5/1/08	0	11,700	(6)		$37.67	5/1/2018
5/1/08							1,875 (7)	$37,988 (5)

Charles R. Whitchurch
2/7/2005	5,084	0			$51.62	2/7/2015
2/6/2006	2,249	0			$43.35	2/6/2016
4/25/2007	2,000	0			$41.25	4/25/2017

Philip Gerskovich
3/10/2005	15,637	14,149	(8)		$50.36	3/10/2015
2/6/2006	7,496	15,572	(8)		$43.35	2/6/2016
4/25/2007	2,424	7,273	(8)		$41.25	4/25/2017
4/24/2008	0	14,480	(8)		$36.49	4/24/2018
4/24/2008							2,273 (7)	$46,041 (5)

Hugh K. Gagnier
2/17/2000	45,000	0			$26.94	2/17/2010
2/14/2001	11,250	0			$18.17	2/14/2011
2/8/2002	56,250	0			$21.62	2/8/2012
2/11/2003	29,250	0			$25.23	2/11/2013
2/11/2004	7,874	2,626	(9)		$47.12	2/11/2014
2/7/2005	5,084	4,602	(9)		$51.62	2/7/2015
2/6/2006	1,612	3,348	(9)		$43.35	2/6/2016
4/25/2007	2,333	7,001	(9)		$41.25	4/25/2017
4/24/2008	0	14,480	(9)		$36.49	4/24/2018
4/24/2008							2,273 (7)	$46,041 (5)

Michael H. Terzich
2/11/2003	5,626	0			$25.23	2/11/2013
2/11/2004	7,874	2,626	(10)		$47.12	2/11/2014
2/7/2005	5,084	4,602	(10)		$51.62	2/7/2015
2/6/2006	1,874	3,893	(10)		$43.35	2/6/2016
4/25/2007	2,666	8,001	(10)		$41.25	4/25/2017
4/24/2008	0	14,480	(10)		$36.49	4/24/2018
4/24/2008							2,273 (7)	$46,041 (5)

____________________

(1)	Mr. Dillon did not hold any outstanding stock options to purchase shares of the Company’s Common Stock or restricted stock shares of the Company’s Common Stock on December 31, 2008.

(2)	With respect to Mr. Gustafsson’s stock option granted on September 4, 2007, the unexercisable portion will vest with respect to 18,750 shares on each of September 4, 2009, September 4, 2010 and September 4, 2011.

(3)	With respect to Mr. Gustafsson’s stock option for 168,750 shares granted on September 4, 2007, which will vest incrementally upon the Company’s attainment of specified average total shareholder return targets on the same terms as the Restricted Stock described above under “Award Agreements,” represents the number shares with respect to which the stock option will vest upon achievement of the minimum total shareholder return level for which such stock option will vest.

(4)	Mr. Gustafsson’s 56,250 shares of restricted stock granted on September 4, 2007 will vest incrementally upon the Company’s attainment of specified average total shareholder return targets on the same terms as the Restricted Stock described above under “Award Agreements.” Such shares represents the number of shares that will vest upon achievement of the minimum total shareholder return level for which such shares will vest.

(5)	The market value of such awards is based on the closing price of the Company’s Common Stock listed on The NASDAQ Stock Market on December 31, 2008 ($20.26 per share).

(6)	Mr. Smiley’s stock option granted on May 1, 2008 will vest with respect to 2,925 shares on each of May 1, 2009, May 1, 2010, May 1, 2011 and May 1, 2012.

(7)	Such shares of Restricted Stock will vest incrementally upon the Company’s attainment of specified average total shareholder return targets on the terms described above under “Award Agreements” with respect to Restricted Stock. Such shares represent the number of shares of Restricted Stock that will vest upon achievement of the minimum total shareholder return level for which such shares of Restricted Stock will vest.

(8)	With respect to the unexercisable portions of Mr. Gerskovich’s stock options, (a) the stock option granted on March 10, 2005 vested with respect to 6,702 shares on March 10, 2009 and will vest with respect to 7,447 shares on March 10, 2010; (b) the stock option granted on February 6, 2006 vested with respect to 4,613 shares on February 6, 2009 and will vest with respect to 5,191 shares on February 6, 2010 and 5,768 shares on February 6, 2011; and (c) the stock option granted on April 25, 2007 will vest with respect to 2,424 shares on April 25, 2009, 2,424 shares on April 25, 2010 and 2,425 shares on April 25, 2011; and (d) the stock option granted on April 24, 2008 will vest with respect to 3,620 shares on each of April 24, 2009, April 24, 2010, April 24, 2011 and April 24, 2012.

(9)	With respect to the unexercisable portions of Mr. Gagnier’s stock options: (a) the stock option granted on February 11, 2004 vested with respect to 2,626 shares on February 11, 2009; (b) the stock option granted on February 7, 2005 vested with respect to 2,180 shares on February 7, 2009 and will vest with respect to 2,422 shares on February 7, 2010; (c) the stock option granted on February 6, 2006 vested with respect to 992 shares on February 6, 2009 and will vest with respect to 1,116 shares on February 6, 2010 and 1,240 shares on February 6, 2011; (d) the stock option granted on April 25, 2007 will vest with respect to 2,333 shares on April 25, 2009 and 2,334 shares on each of April 25, 2010 and April 25, 2011; and (e) the stock option granted on April 24, 2008 will vest with respect to 3,620 shares on each of April 24, 2009, April 24, 2010, April 24, 2011 and April 24, 2012.

(10)	With respect to the unexercisable portions of Mr. Terzich’s stock options: (a) the stock option granted on February 11, 2004 vested with respect to 2,626 shares on February 11, 2009; (b) the stock option granted on February 7, 2005 vested with respect to 2,180 shares on February 7, 2009 and will vest with respect to 2,422 shares on February 7, 2010; (c) the stock option granted on February 6, 2006 vested with respect to 1,153 shares on February 6, 2009 and will vest with respect to 1,298 shares on February 6, 2010 and 1,442 shares on February 6, 2011; (d) the stock option granted on April 25, 2007 vested with respect to 2,667 shares on April 25, 2009 and will vest with respect to 2,667 shares on each of April 25, 2010 and April 25, 2011; and (e) the stock option granted on April 24, 2008 will vest with respect to 3,620 shares on each of April 24, 2009, April 24, 2010, April 24, 2011 and April 24, 2012.

OPTION EXERCISES AND STOCK VESTED

     The table below sets forth information with respect to stock options exercised by the Named Officers during 2008 and restricted stock of Named Officers that vested during 2008.

Options Exercised and Stock Vested in 2008

	Number of		Number of
	Shares	Value	Shares
	Acquired	Realized on	Acquired	Value Realized
	on Exercise	Exercise	on Vesting	on Vesting
Name	(#)	($) (1)	(#)	($)
Anders Gustafsson	0	$0	0	$0
Michael C. Smiley	0	$0	0	$0
Charles R. Whitchurch	3,940	$44,054	0	$0
Philip Gerskovich	0	$0	0	$0
Hugh K. Gagnier	0	$0	0	$0
Michael H. Terzich	0	$0	0	$0
John M. Dillon	12,006	$15,259	14,006	$449,312 (2)
____________________

(1)	Value calculated as the difference between the market price of the underlying securities on the date of exercise and the exercise price of the exercised stock options.

(2)	Value calculated as the market price of the shares on the vesting date ($32.08 per share, on August 22, 2008).

NON-QUALIFIED DEFERRED COMPENSATION

     Pursuant to the Company’s Executive Non-Qualified Deferred Compensation Plan effective January 1, 2002, (the “2002 Deferral Plan”) and its 2005 Executive Deferred Compensation Plan effective January 1, 2005, (the “2005 Deferral Plan”) (the 2002 Deferral Plan and the 2005 Deferral Plan are collectively referred to herein as the “Deferral Plans”), a Named Officer could defer, on a pre-tax basis, up to 80% of each of his base salary, commissions and cash incentive award earned for 2008. Deferred compensation balances are credited with gains or losses which mirror the performance of benchmark investment funds selected by the participant from among the Deferral Plans’ available funds offerings. All credited amounts under the Deferral Plans are unfunded general obligations of the Company, and the participants have no greater rights to their respective payments than the rights of any unsecured general creditor of the Company.

     The values of each participant’s account under the Deferral Plans change based upon the performance of the funds designated by the participant from various money market and investment funds offerings. Amounts deferred under the Deferral Plans are paid either in a lump sum or in annual installments pursuant to the terms of the Deferral Plans. The Deferral Plans permit payment of the deferred amount upon, among other things, a termination of employment and a change of control of the Company. To date, the Company has not made contributions to the Deferral Plans, but pays all of the Deferral Plans’ administrative costs and expenses.

     The table below reflects the funds available under the Deferral Plans in which the Named Officers’ accounts had investment balances as of December 31, 2008, and the funds’ annual rates of return for 2008, as reported by the administrator of the Deferral Plans. The Deferral Plans are further described above under “Compensation Discussion and Analysis.”

Fund Name	2008 Rate of Return
T. Rowe Price Prime Reserve	2.55%
T. Rowe Price Retirement 2020	(33.48%)
T. Rowe Price Growth Stock	(42.26%)

     The table below sets forth information regarding the Named Officers’ participation in the Deferral Plans in 2008.

Nonqualified Deferred Compensation for 2008

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
	in Last FY	in Last FY	Last FY	Distributions	Last FYE
Name	($)(1)	($)	($)(2)	($)(3)	($)(3)
Anders Gustafsson	$0	$0	$0	$0	$0
Michael C. Smiley	$0	$0	$0	$0	$0
Charles R. Whitchurch	$13,000	$0	$(37,187)	$146,721 (4)	$84,675 (5)
Philip Gerskovich	$0	$0	$0	$0	$0
Hugh K. Gagnier	$0	$0	$(11,655)	$0	$19,483 (6)
Michael H. Terzich	$0	$0	$0	$0	$0
John M. Dillon	$0	$0	$0	$0	$0
____________________

(1)	All of Mr. Whitchurch’s 2008 executive contributions consisted of compensation earned in 2008 and reported in the 2008 Summary Compensation Table above as Salary. All of Mr. Whitchurch’s contributions were deferred pursuant to the 2005 Deferral Plan.

(2)	Of Mr. Whitchurch’s earnings, $(8,953) was earned on amounts deferred pursuant to the 2002 Deferral Plan and $(28,234) was earned on amounts deferred pursuant to the 2005 Deferral Plan. All of Mr. Gagnier’s earnings were earned on amounts deferred pursuant to the 2002 Deferral Plan. The participants’ earnings on their deferred amounts were not reported in the Company’s 2008 Summary Compensation Table.

(3)	Amounts reflected in these two columns together include the following amounts that have been reported as compensation to the Named Officer in the Company’s Summary Compensation Tables in its annual Proxy Statements for previous years: Mr. Whitchurch, $204,360; and Mr. Gagnier, $16,250.

(4)	This amount was distributed from Mr. Whitchurch’s account under the 2002 Plan.

(5)	This amount is the balance in Mr. Whitchurch’s account under the 2005 Plan.

(6)	This amount is the balance in Mr. Gagnier’s account under the 2002 Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

     The following paragraphs and tables describe the potential payments and benefits to which the Named Officers would be entitled from the Company pursuant to their individual employment agreements described above in “Employment Agreements,” their equity award agreements and the Company’s compensation and benefit plans upon termination of employment, if such termination had occurred as of December 31, 2008, or upon a change in control of the Company, if such change in control had occurred as of December 31, 2008.

     The amounts in the tables and descriptions below do not include payments and benefits to the extent they are provided on a non-discriminatory basis to full-time salaried employees generally upon termination of employment. Such payments and benefits include accrued salary and vacation pay and distributions of plan balances under the Company’s 401(k) plan.

     For purposes of the following tables, and their footnotes, certain terms used with respect to events of termination or changes in control, as discussed above under “Compensation Discussion and Analysis,” “Employment Agreements” and “Award Agreements,” have the meanings given to them in the Glossary.

Mr. Gustafsson - Potential Payments upon Termination or Change in Control

			Termination by the Company
		Termination by the	other than for Cause, or by
	Death,	Company other than	Employee for Good Reason,
	Disability	for Cause, or by	within 120 days before or one
	or	Employee for Good	year after a Change in
Component	Retirement	Reason(1)	Control(2)
Cash severance(3)	$0	$2,100,000	$2,800,000

Cash award under 2008 Management Bonus Plan(4)	$151,970	$151,970	$151,970

Accelerated Equity
Restricted Stock (TSR Stock) Granted 9/4/2007(5)	$0	$0	$911,700

Other benefits
Healthcare benefits(6)	$0	$12,625	$12,625

Excise tax gross-up(7)	$0	$0	$1,597,892

TOTAL	$151,970	$2,264,595	$5,474,187
____________________

(1)	Pursuant to the Gustafsson Employment Agreement further described above in “Employment Agreements,” if Mr. Gustafsson is terminated by the Company other than for cause (not including death or disability) or if he terminates his employment for good reason, he will receive (a) the continuation of his base salary for a period of two years ($1,400,000), (b) a pro rata portion of his annual cash incentive award for the year in which his employment terminates ($151,970), payable at the time the annual cash incentive awards are normally paid for the year in which termination occurs, (c) a payment equal to one hundred percent of his target annual cash incentive award ($700,000), payable at the time the annual cash incentive awards are normally paid for the year in which termination occurs, (d) accelerated vesting of the Initial Option and his outstanding unvested annual equity awards ($0), (e) continued healthcare coverage for two years, and (f) if applicable, an excise tax gross-up.

(2)	Pursuant to the Gustafsson Employment Agreement further described above in “Employment Agreements,” if Mr. Gustafsson is terminated by the Company other than for cause (not including death or disability) or if he terminates his employment for good reason, and such termination of employment occurs within 120 days immediately preceding or one year immediately following a change in control, then he will receive, (a) within 60 days after the event, two times his base salary ($1,400,000), (b) within 60 days after the event, two times his target annual cash incentive award ($1,400,000), (c) a pro rata portion of his annual cash incentive award for the year in which his employment terminates ($151,970), payable at the time the annual cash incentive awards are normally paid for the year in which termination occurs, (d) accelerated vesting of the Initial Option and his outstanding unvested annual equity awards ($0), (e) accelerated vesting of 80% of the unvested portion of the TSR Option ($0) and TSR Stock (see footnote 5 below), (f) continued healthcare coverage for two years, and (g) if applicable, an excise tax gross-up.

(3)	The amounts reflected in this row do not include amounts reflected in the rows for “Cash award under 2008 Management Bonus Plan.”

(4)	Represents the amount the Company is obligated to pay Mr. Gustafsson under the 2008 Management Bonus Plan based on performance goals attained during 2008, as further described above under “Compensation Discussion and Analysis.” If his employment was terminated by reason of his death, disability or retirement during 2008, the Company would have paid a pro-rated portion of the amount otherwise due to him for 2008 (i.e., for purposes of this Table, 100% of the annual cash incentive award, based on his employment for all of 2008), payable at the time the annual cash incentive award for 2008 are normally paid. In the event his employment was terminated prior to the end of the plan year for reasons other than voluntary resignation, for cause, death, disability or retirement, a pro-rated annual cash incentive award could have been paid in the sole discretion of the Company. For purposes of this Table, it is assumed no such discretionary amount would have been paid, except as provided in his Employment Agreement.

(5)	Represents the value of 45,000 shares of the Company’s Common Stock based on the closing price of the Company’s Common Stock listed on The NASDAQ Stock Market on December 31, 2008 ($20.26 per share). Pursuant to the award agreement for the April 24, 2008 grant of 56,250 shares of performance-based restricted stock, 80% of such shares will vest.

(6)	Represents the cost of healthcare coverage for two years for Mr. Gustafsson and his eligible dependants (medical: $11,429; dental: $1,196).

(7)	Represents an amount to cover the “gross up” for excise taxes imposed under the Internal Revenue Code on payments and benefits received by Mr. Gustafsson, in order to preserve the after-tax value of such payments and benefits to him.

Mr. Smiley - Potential Payments upon Termination or Change in Control

			Termination by the Company
		Termination by the	other than for Cause, or by
	Death,	Company other than	Employee for Good Reason,
	Disability	for Cause, or by	within 120 days before or one
	or	Employee for Good	year after a Change in
Component	Retirement	Reason(1)	Control(2)
Cash severance(3)	$0	$423,000	$846,000

Cash award under 2008 Management Bonus Plan(4)	$36,226	$36,226	$36,227

Accelerated Equity
Restricted Stock Granted 5/1/2008(5)	$0	$0	$121,560

Other benefits
Healthcare benefits(6)	$0	$11,018	$11,018
Outplacement Services(7)	$0	$32,000	$32,000

Excise tax gross-up(8)	$0	$0	$536,037

TOTAL	$36,226	$502,244	$1,582,842
____________________

(1)	Pursuant to the Smiley Employment Agreement further described above in “Employment Agreements,” if Mr. Smiley is terminated by the Company other than for cause (not including death or disability) or if he terminates his employment for good reason, he will receive (a) the continuation of his base salary for a period of one year ($282,000), (b) a pro rata portion of his annual cash incentive award for the year in which his employment terminates ($36,227), payable at the time the annual cash incentive awards are normally paid for the year in which termination occurs, (c) a payment equal to one hundred percent of his target annual cash incentive award ($141,000), payable at the time the annual cash incentive awards are normally paid for the year in which termination occurs, (d) professional outplacement services (up to $32,000), (e) continued healthcare coverage for one year, and (f) if applicable, an excise tax gross-up.

(2)	Pursuant to Mr. Smiley’s employment agreement further described above in “Employment Agreements,” if Mr. Smiley is terminated by the Company other than for cause (not including death or disability) or if he terminates his employment for good reason, and such termination of employment occurs within 120 days immediately preceding or one year immediately following a change in control, then he will receive (a) within 60 days after the event, two times his base salary ($564,000), (b) within 60 days after the event, two times his target annual cash incentive award ($282,000), (c) a pro rata portion of his annual cash incentive award for the year in which his employment terminates ($36,227), payable at the time the annual cash incentive awards are normally paid for the year in which termination occurs, (d) professional outplacement services (up to $32,000), (e) continued healthcare coverage for one year, and (f) if applicable, an excise tax gross-up.

(3)	The amounts reflected in this row do not include amounts reflected in the rows for “Cash award under 2008 Management Bonus Plan.”

(4)	Represents the amount the Company is obligated to pay Mr. Smiley under the 2008 Management Bonus Plan based on performance goals attained during 2008, as further described above under “Compensation Discussion and Analysis.” If his employment was terminated by reason of his death, disability or retirement during 2008, the Company would have paid a pro-rated portion of the amount otherwise due to him for 2008 (i.e., for purposes of this Table, 100% of the annual cash incentive award, based on his employment in 2008), payable at the time the annual cash incentive awards for 2008 are normally paid. In the event his employment was terminated prior to the end of the plan year for reasons other than voluntary resignation, for cause, death, disability or retirement, a pro-rated annual cash incentive award could have been paid in the sole discretion of the Company. For purposes of this Table, it is assumed no such discretionary amount would have been paid, except as provided in his Employment Agreement.

(5)	Represents the value of 6,000 shares of the Company’s Common Stock based on the closing price of the Company’s Common Stock listed on The NASDAQ Stock Market on December 31, 2008 ($20.26 per share). Pursuant to the award agreement for the April 24, 2008 grant of 7,500 shares of performance-based restricted stock, 80% of such shares will vest.

(6)	Represents the cost of healthcare coverage for one year for the Named Executive and his eligible dependants (medical: $10,001; dental: $1,017).

(7)	Represents the maximum amount the Company is obligated to pay for professional outplacement services under Mr. Smiley’s employment agreement.

(8)	Represents an amount to cover the “gross up” for excise taxes imposed under the Internal Revenue Code on payments and benefits received by Mr. Smiley, in order to preserve the after-tax value of such payments and benefits to him.

Mr. Whitchurch - Potential Payments upon Termination or Change in Control

     Mr. Whitchurch resigned as CFO effective May 1, 2008, and he continued as a non-executive employee of the Company from that date until June 30, 2008. Pursuant to his employment agreement further described above in “Employment Agreements,” in connection with his termination, which was classified as a termination by the Company other than for cause, Mr. Whitchurch received or will receive (a) the continuation of his base salary for a period of one year from June 30, 2008 ($297,000), (b) a pro rata portion of his annual cash incentive award for 2008 ($16,442), which was paid at the time the annual cash incentive awards were paid for 2008, (c) a payment equal to one hundred percent of his target annual cash incentive award ($148,500) for 2008, which was paid at the time the annual cash incentive awards were paid for 2008, (d) continued healthcare coverage for one year (medical: $5,664; dental: $613), and (e) professional outplacement services ($25,000).

     In addition, Mr. Whitchurch had previously deferred payment of some compensation amounts plus the credited gains and losses on such amounts based on the performance of his investment elections under the 2002 Deferral Plan and the 2005 Deferral Plan. Upon his termination, the Company paid Mr. Whitchurch the amounts deferred under the 2002 Deferral Plan ($146,721) in a lump sum, and will pay Mr. Whitchurch the amounts deferred under the 2005 Deferral Plan ($84,675) in three annual installments.

Mr. Gerskovich - Potential Payments upon Termination or Change in Control

			Termination by the Company
		Termination by the	other than for Cause, or by
	Death,	Company other than	Employee for Good Reason,
	Disability	for Cause, or by	within 120 days before or one
	or	Employee for Good	year after a Change in
Component	Retirement	Reason(1)	Control(2)
Cash severance(3)	$0	$567,000	$1,134,000

Cash award under 2008 Management Bonus Plan(4)	$40,233	$40,233	$40,233

Accelerated Equity
Restricted Stock Granted 4/24/2008(5)	$0	$0	$147,331

Other benefits
Healthcare benefits(6)	$0	$7,028	$7,028
Outplacement Services(7)	$0	$32,000	$32,000

TOTAL	$40,233	$646,261	$1,360,592
____________________

(1)	Pursuant to Mr. Gerskovich’s employment agreement further described above in “Employment Agreements,” if Mr. Gerskovich is terminated by the Company other than for cause (not including death or disability) or if he terminates his employment for good reason, he will receive (a) the continuation of his base salary for a period of one year ($378,000), (b) a pro rata portion of his annual cash incentive award for the year in which his employment terminates ($40,233), payable at the time the annual cash incentive awards are normally paid for the year in which termination occurs, (c) a payment equal to one hundred percent of his target annual cash incentive award ($189,000), payable at the time the annual cash incentive awards are normally paid for the year in which termination occurs, (d) professional outplacement services (up to $32,000), (e) continued healthcare coverage for one year, and (f) if applicable, an excise tax gross-up.

(2)	Pursuant to Mr. Gerskovich’s employment agreement further described above in “Employment Agreements,” if Mr. Gerskovich is terminated by the Company other than for cause (not including death or disability) or if he terminates his employment for good reason, and such termination of employment occurs within 120 days immediately preceding or one year immediately following a change in control, then he will receive (a) within 60 days after the event, two times his base salary ($756,000), (b) within 60 days after the event, two times his target annual cash incentive award ($378,000), (c) a pro rata portion of his annual cash incentive award for the year in which his employment terminates ($40,233), payable at the time the annual cash incentive awards normally paid for the year in which termination occurs, (d) professional outplacement services (up to $32,000), (e) continued healthcare coverage for one year, and (f) if applicable, an excise tax gross-up.

(3)	The amounts reflected in this row do not include amounts reflected in the rows for “Cash award under 2008 Management Bonus Plan.”

(4)	Represents the amount the Company is obligated to pay Mr. Gerskovich under the 2008 Management Bonus Plan based on performance goals attained during 2008, as further described above under “Compensation Discussion and Analysis.” If his employment was terminated by reason of his death, disability or retirement during 2008, the Company would have paid a pro-rated portion of the amount otherwise due to him for 2008 (i.e., for purposes of this Table, 100% of the annual cash incentive award, based on his employment for all of 2008), payable at the time the annual cash incentive awards for 2008 are normally paid. In the event his employment was terminated prior to the end of the plan year for reasons other than voluntary resignation, for cause, death, disability or retirement, a pro-rated annual cash incentive award could have been paid in the sole discretion of the Company. For purposes of this Table, it is assumed no such discretionary amount would have been paid, except as provided in his Employment Agreement.

(5)	Represents the value of 7,272 shares of the Company’s Common Stock based on the closing price of the Company’s Common Stock listed on The NASDAQ Stock Market on December 31, 2008 ($20.26 per share). Pursuant to the award agreement for the April 24, 2008 grant of 9,090 shares of performance-based restricted stock, 80% of such shares will vest.

(6)	Represents the cost of healthcare coverage for one year for the Named Executive and his eligible dependants (medical: $6,430; dental: $598).

(7)	Represents the maximum amount the Company is obligated to pay for professional outplacement services under Mr. Gerskovich’s employment agreement.

Mr. Gagnier - Potential Payments upon Termination or Change in Control

			Termination by the Company
		Termination by the	other than for Cause, or by
	Death,	Company other than	Employee for Good Reason,
	Disability	for Cause, or by	within 120 days before or one
	or	Employee for Good	year after a Change in
Component	Retirement	Reason(1)	Control(2)
Cash severance(3)	$0	$490,100	$980,200

Cash award under 2008 Management Bonus Plan(4)	$35,111	$35,111	$35,111

Accelerated deferred compensation(5)	$19,484	$19,484	$19,484

Accelerated Equity
Restricted Stock Granted 4/24/2008(6)	$0	$0	$147,331

Other benefits
Healthcare benefits(7)	$0	$11,018	$11,018
Outplacement Services(8)	$0	$32,000	$32,000

TOTAL	$54,595	$587,713	$1,225,144
____________________

(1)	Pursuant to Mr. Gagnier’s employment agreement further described above in “Employment Agreements,” if Mr. Gagnier is terminated by the Company other than for cause (not including death or disability) or if he terminates his employment for good reason, he will receive (a) the continuation of his base salary for a period of one year ($338,000), (b) a pro rata portion of his annual cash incentive award for the year in which his employment terminates ($35,111), payable at the time the annual cash incentive awards are normally paid for the year in which termination occurs, (c) a payment equal to one hundred percent of his target annual cash incentive award ($152,100), payable at the time the annual cash incentive awards are normally paid for the year in which termination occurs, (d) professional outplacement services (up to $32,000), (e) continued healthcare coverage for one year, and (f) if applicable, an excise tax gross-up.

(2)	Pursuant to Mr. Gagnier’s employment agreement further described above in “Employment Agreements,” if Mr. Gagnier is terminated by the Company other than for cause (not including death or disability) or if he terminates his employment for good reason, and such termination of employment occurs within 120 days immediately preceding or one year immediately following a change in control, then he will receive (a) within 60 days after the event, two times his base salary ($676,000), (b) within 60 days after the event, two times his target annual cash incentive award ($304,200), (c) a pro rata portion of his annual cash incentive award for the year in which his employment terminates ($35,111), payable at the time the annual cash incentive awards are normally paid for the year in which termination occurs, (d) professional outplacement services (up to $32,000), (e) continued healthcare coverage for one year, and (f) if applicable, an excise tax gross-up.

(3)	The amounts reflected in this row do not include amounts reflected in the rows for “Cash award under 2008 Management Bonus Plan” or “Accelerated deferred compensation.”

(4)	Represents the amount the Company is obligated to pay Mr. Gagnier under the 2008 Management Bonus Plan based on performance goals attained during 2008, as further described above under “Compensation Discussion and Analysis.” If his employment was terminated by reason of his death, disability or retirement during 2008, the Company would have paid a pro-rated portion of the amount otherwise due to him for 2008 (i.e., for purposes of this Table, 100% of the annual cash incentive award, based on his employment for all of 2008), payable at the time the annual cash incentive awards for 2008 are normally paid. In the event his employment was terminated prior to the end of the plan year for reasons other than voluntary resignation, for cause, death, disability or retirement, a pro-rated annual cash incentive award could have been paid in the sole discretion of the Company. For purposes of this Table, it is assumed no such discretionary amount would have been paid, except as provided in his Employment Agreement.

(5)	Represents the amount of deferred compensation under the 2002 Deferral Plan that would become immediately payable. As described above in “Non-Qualified Deferred Compensation,” such amounts are compensation previously earned by Mr. Gagnier of which he chose to defer payment plus the credited gains and losses on such amounts based on the performance of his investment elections under the 2002 Deferral Plan. Under the 2002 Deferral Plan, (a) if Mr. Gagnier dies, his deferred compensation under the 2002 Deferral Plan (i.e., contributions and earnings of $19,484) is immediately payable in a lump sum, and (b) if Mr. Gagnier becomes totally and permanently disabled or if his employment terminates for any reason other than death or such disability, his deferred compensation under the 2002 Deferral Plan (i.e., contributions and earnings of $19,484) is immediately payable in a lump sum, or if it was requested at the time of deferral, in annual installments.

(6)	Represents the value of 7,272 shares of the Company’s Common Stock based on the closing price of the Company’s Common Stock listed on The NASDAQ Stock Market on December 31, 2008 ($20.26 per share). Pursuant to the award agreement for the April 24, 2008 grant of 9,090 shares of performance-based restricted stock, 80% of such shares will vest.

(7)	Represents the cost of healthcare coverage for one year for the Named Executive and his eligible dependants (medical: $10,001; dental: $1,017).

(8)	Represents the maximum amount the Company is obligated to pay for professional outplacement services under Mr. Gagnier’s employment agreement.

Mr. Terzich - Potential Payments upon Termination or Change in Control

			Termination by the Company
		Termination by the	other than for Cause, or by
	Death,	Company other than	Employee for Good Reason,
	Disability	for Cause, or by	within 120 days before or one
	or	Employee for Good	year after a Change in
Component	Retirement	Reason(1)	Control(2)
Cash severance(3)	$0	$449,500	$899,000

Cash award under 2008 Management Bonus Plan(4)	$31,975	$31,975	$31,975

Accelerated Equity
Restricted Stock Granted 4/24/2008(5)	$0	$0	$147,331

Other benefits
Healthcare benefits(6)	$0	$12,144	$12,144
Outplacement Services(7)	$0	$32,000	$32,000

TOTAL	$31,975	$525,619	$1,122,450
____________________

(1)	Pursuant to Mr. Terzich’s employment agreement further described above in “Employment Agreements,” if Mr. Terzich is terminated by the Company other than for cause (not including death or disability) or if he terminates his employment for good reason, he will receive (a) the continuation of his base salary for a period of one year ($310,000), (b) a pro rata portion of his annual cash incentive award for the year in which his employment terminates ($31,975), payable at the time the annual cash incentive awards are normally paid for the year in which termination occurs, (c) a payment equal to one hundred percent of his target annual cash incentive award ($139,500), payable at the time the annual cash incentive awards are normally paid for the year in which termination occurs, (d) professional outplacement services (up to $32,000), (e) continued healthcare coverage for one year, and (f) if applicable, an excise tax gross-up.

(2)	Pursuant to Mr. Terzich’s employment agreement further described above in “Employment Agreements,” if Mr. Terzich is terminated by the Company other than for cause (not including death or disability) or if he terminates his employment for good reason, and such termination of employment occurs within 120 days immediately preceding or one year immediately following a change in control, then he will receive (a) within 60 days after the event, two times his base salary ($620,000), (b) within 60 days after the event, two times his target annual cash incentive award ($279,000), (c) a pro rata portion of his annual cash incentive award for the year in which his employment terminates ($31,975), payable at the time the annual cash incentive awards are normally paid for the year in which termination occurs, (d) professional outplacement services (up to $32,000), (e) continued healthcare coverage for one year, and (f) if applicable, an excise tax gross-up.

(3)	The amounts reflected in this row do not include amounts reflected in the row for “Cash award under 2008 Management Bonus Plan.”

(4)	Represents the amount the Company is obligated to pay Mr. Terzich under the 2008 Management Bonus Plan based on performance goals attained during 2008, as further described above under “Compensation Discussion and Analysis.” If his employment was terminated by reason of his death, disability or retirement during 2008, the Company would have paid a pro-rated portion of the amount otherwise due to him for 2008 (i.e., for purposes of this Table, 100% of the annual cash incentive award, based on his employment for all of 2008), payable at the time the annual cash incentive awards for 2008 are normally paid. In the event his employment was terminated prior to the end of the plan year for reasons other than voluntary resignation, for cause, death, disability or retirement, a pro-rated annual cash incentive award could have been paid in the sole discretion of the Company. For purposes of this Table, it is assumed no such discretionary amount would have been paid, except as provided in his Employment Agreement.

(5)	Represents the value of 7,272 shares of the Company’s Common Stock based on the closing price of the Company’s Common Stock listed on The NASDAQ Stock Market on December 31, 2008 ($20.26 per share). Pursuant to the award agreement for the April 24, 2008 grant of 9,090 shares of performance-based restricted stock, 80% of such shares will vest.

(6)	Represents the cost of healthcare coverage for one year for the Named Executive and his eligible dependants (medical: $11,127; dental: $1,017).

(7)	Represents the maximum amount the Company is obligated to pay for professional outplacement services under Mr. Terzich’s employment agreement.

Mr. Dillon - Potential Payments upon Termination or Change in Control

     Mr. Dillon’s employment by the Company terminated effective August 22, 2008. In connection with his termination, he and the Company entered into the Dillon Release Agreement further described above under “Employment Agreements.” Pursuant to the Dillon Release Agreement, Mr. Dillon received or will receive (a) the continuation of his base salary for a period of one year from the date of his termination ($325,000), (b) a lump sump payment under the Navis Holdings, LLC Transition Bonus Plan, as further described above under “Compensation Discussion and Analysis” ($300,000), paid on August 22, 2008, and (c) continued healthcare coverage through December 31, 2008 ($8,479). In addition, upon Mr. Dillon’s termination (x) 14,006 shares of restricted stock granted to him on December 14, 2007, vested ($449,312, based on the $32.08 per share closing price of the Company’s Common Stock listed on The NASDAQ Stock Market on August 22, 2008), and (y) his stock option granted December 14, 2007, to purchase shares of the Company’s Common Stock at an exercise price of $16.49 per share vested with respect to 4,323 of the underlying unvested 8,645 shares ($67,396, based on the $32.08 per share closing price of the Company’s Common Stock listed on The NASDAQ Stock Market on August 22, 2008).

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information related to the Company’s equity compensation plans as of December 31, 2008.

Equity Compensation Plan Information

Number of
Securities to
	be Issued		Number of Securities
	Upon Exercise	Weighted-Average	Remaining Available for
	of Outstanding	Exercise Price of	Future Issuance Under
	Options,	Outstanding Options,	Equity Compensation Plans
	Warrants and	Warrants	(Excluding Securities
Plan Category	Rights	and Rights	Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by
Security Holders	3,004,110 (1)	$36.87	4,395,720 (2)
Equity Compensation Plans Not Approved by
Security Holders	134,274 (3)	$12.88	0

Total	3,138,384	$35.84	4,395,720
____________________

(1)	Consists of shares of the Company’s Common Stock issuable pursuant to outstanding options under the Company’s 1997 Stock Option Plan, 2006 Zebra Technologies Corporation Incentive Compensation Plan and 2002 Non-Employee Director Stock Option Plan.

(2)	Consists of the total number of authorized, but unissued, shares of the Company’s Common Stock that are available for issuance under the Company’s 2006 Zebra Technologies Corporation Incentive Compensation Plan (4,002,771 shares) and 2001 Stock Purchase Plan (392,949 shares).

(3)	Consists of shares of the Company’s Common Stock issuable pursuant to outstanding options under The WhereNet Corp. 1997 Stock Option Plan (as amended, the “WhereNet Plan”) and Amended and Restated Navis Holdings, LLC 2000 Option Plan (the “Navis Plan”). Shares available under the WhereNet Plan consist of 46,997 shares, with an average weighted exercise price of $2.74, that may be issued upon the exercise of stock options that were granted upon the conversion of awards previously granted under the WhereNet Plan with respect to securities of WhereNet Corp.; the awards were converted in connection with the Company’s acquisition by merger of WhereNet Corp. Shares available under the Navis Plan consist of 87,277 shares, with an average weighted exercise price of $18.34, that may be issued upon the exercise of stock options that were granted upon the conversion of awards previously granted under the Navis Plan with respect to securities of Navis Holdings, LLC; the awards were converted in connection with the Company’s acquisition by merger of Navis Holdings, LLC.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

     Only independent directors served on the Compensation Committee during 2008. Dr. Potter is the Chair of the Compensation Committee, and Messrs. Keyser and Smith are members. Mr. Knowles was a member of the Compensation Committee until his retirement at the 2008 Annual Meeting. None of them has ever been an officer or other employee of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company had historically invested in partnerships managed by Mesirow Advanced Strategies, Inc. (“MAS”), the hedge fund of funds division of Mesirow Financial Holdings, Inc. Martin B. Kaplan, the chief executive officer of MAS, is the son of Edward L. Kaplan, the Company’s co-founder and retired director, Chairman and Chief Executive Officer. Martin B. Kaplan receives no direct compensation based on the Company’s investment through MAS. The investment arrangement was ratified by the Company’s Board of Directors in February 2007 pursuant to the Company’s policies and procedures regarding Related Party Transactions described below under “Related Party Transactions Policies and Procedures.”

     As of January 1, 2008, the balance of the MAS-managed investments was approximately $10.9 million. The Company divested all MAS-managed investments by May 2008.

Related Party Transactions Policies and Procedures

     The Company has adopted written policies and procedures to identify, review and approve (or deny approval of) “Related Party Transactions.” A “Related Party Transaction” is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) (i) in which the Company (including any of its subsidiaries) was, is or will be a participant, (ii) in which any “Related Person” had, has or will have a direct or indirect interest, and (iii) that meets applicable de minimis thresholds. Related Party Transactions do not include the following:

1.	most transactions involving approved compensation of executive officers of the Company;

2.	transactions involving compensation of directors for service on the Board of Directors or committees thereof;

3.	transactions available to all employees of the Company generally or to all salaried employees of the Company generally; or

4.	transactions in which the interest of the Related Person arises solely from the ownership of a class of the Company’s equity securities and all holders of that class receive the same benefit on a pro rata basis.

     For purposes of Related Party Transactions, a “Related Person” includes:

1.	any director or executive officer of the Company or nominee to become a director of the Company;

2.	any person known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

3.	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such foregoing person; and

4.	any firm, corporation or entity in which any of the foregoing persons is a general partner or principal or in a similar position, or in which such person, together with all other Related Persons, have in the aggregate a 10% or greater beneficial ownership interest.

     Related Party Transactions in the following categories are treated as pre-approved:

1.	any transaction with another company in which a Related Person’s only relationship is as an employee (other than as an executive officer), director or beneficial owner of less than 5% of that company’s shares (i) if the aggregate amount involved does not exceed the greater of $1,000,000, or 2 percent of that company’s total annual revenues; (ii) the Related Person has no direct or indirect involvement in the Related Party Transaction; and (iii) the Related Person is not compensated for the transaction with the Company or its subsidiary; and

2.	Any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a Related Person’s only relationship is as an employee (other than as an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $100,000, or 2 percent of the charitable organization’s total annual receipts.

     The Company’s General Counsel and the Audit Committee (the “Committee”) administer the Company’s policies and procedures regarding Related Party Transactions. The Company’s General Counsel assesses whether proposed transactions are Related Party Transactions. If the General Counsel determines that a proposed transaction is a Related Party Transaction, then the appropriate party or parties further described below review the proposed transaction and either approve it or deny approval of it. In reviewing the proposed Related Party Transaction and making such determination, all of the relevant facts and circumstances available shall be considered, including (if applicable) but not limited to: the benefits to the Company; the impact on a director’s independence (if the Related Person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer); the availability of other sources for comparable products or services; the Related Person’s interest in the transaction; the terms of the transaction; and the terms available to unrelated third parties or to employees generally.

     Depending on the dollar amount involved in a proposed Related Party Transaction, the review and determination of whether to approve or deny approval of the proposed Related Party Transaction is made by different parties.

     If a proposed Related Party Transaction involves less than $100,000, the General Counsel and the Chairman of the Committee (the “Chair”) and such other executive officers that either of them may deem appropriate, or the full Committee at the option of the Chair, shall determine whether to approve or deny approval of the proposed Related Party Transaction.

     If a proposed Related Party Transaction involves $100,000 or more, the proposed Related Party Transaction is submitted to the Committee for consideration at the next Committee meeting or, to the Chair in those instances in which the General Counsel, in consultation with the Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable for the Company to wait until the next Committee meeting.

     If the General Counsel becomes aware of a Related Party Transaction that was not previously approved or previously ratified under the Company’s policies and procedures, the Related Party Transaction shall be submitted to the Committee or the Chair. If the Related Party Transaction is still ongoing, the Committee or Chair must evaluate all options, including ratification, amendment or termination of the Related Party Transaction. If the Related Party transaction is completed, the Committee or Chair shall evaluate the Related Party Transaction to determine if rescission of the Related Party Transaction and/or any disciplinary action is appropriate, and shall request the Chief Compliance Officer to evaluate the Company’s controls and procedures to ascertain the reason that the Related Party Transaction was not submitted for prior approval.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of Zebra’s Board of Directors is comprised of three directors, all of whom are independent under applicable listing requirements of The NASDAQ Stock Market. The Audit Committee operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are: Mr. Smith, Chair, and Messrs. Ludwick and Manire.

     The Audit Committee received reports from and met and held discussions with management, the internal auditors and the independent accountants. It reviewed and discussed Zebra’s audited financial statements with management, and management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States and that such financial statements taken as a whole, present fairly, in all material respects, the information set forth therein. The Committee also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 114. The Audit Committee received the written disclosures and letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with the independent accountants the independent accountants’ independence.

     The Audit Committee recommended that the Board of Directors include the audited financial statements of the Company in Zebra’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC. This recommendation was based on the Audit Committee’s discussion with management, internal auditors and Zebra’s independent accountants, as well as the Committee’s reliance on management’s representation described above.

Audit Committee
Michael Smith, Chair
Andrew Ludwick
Ross Manire

Fees of Independent Auditors

     Ernst & Young LLP acted as the principal auditor for the Company during 2007 and 2008. The firm also provided certain audit-related, tax and permitted non-audit services. The Audit Committee’s policy is to approve or pre-approve all audit, audit-related, tax and permitted non-audit services performed for the Company by its independent auditors in accordance with Section 10A(i) of the Securities Exchange Act of 1934, as amended, and the Securities and Exchange Commission’s rules adopted thereunder. In 2007 and 2008, the Audit Committee approved in advance all engagements by Ernst & Young LLP on a specific project-by-project basis, including audit, audit-related, tax and permitted non-audit services. No services were rendered by Ernst & Young LLP to the Company in 2007 or 2008 pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.

     The Company paid Ernst & Young LLP the following fees for services provided for the years ended December 31, 2008 and 2007:

Fees	2008(4)	2007(4)
Audit Fees (1)	$1,149,500	$940,000
Audit-Related Fees (2)	237,820	64,500
Tax Fees (3)	1,328,030	445,900
All Other Fees	—	—
	$2,715,350	$1,450,400

____________________

(1)	Consists of fees for the audit of the Company’s annual financial statements and reviews of the financial statements included in the quarterly reports on Form 10-Q. Also includes fees for the 2007 and 2008 audits of internal controls over financial reporting as required by Section 404 of Sarbanes-Oxley.

(2)	For 2007 and 2008, fees for the audit of the Company’s employee benefit plan, for due diligence in connection with acquisition activities, and for fees associated with the balance sheet audit of Multispectral Solutions, Inc., which the Company acquired in 2008.

(3)	For tax advice and tax planning, including internal corporate structure advice, transfer pricing studies and miscellaneous consulting charges.

(4)	Fees and out-of-pocket expense reimbursement paid to Ernst & Young LLP for services provided for the years ended December 31, 2008, and December 31, 2007, respectively.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF AUDITORS

     The Audit Committee appointed Ernst & Young LLP, independent certified public accountants, as auditors of the Company’s financial statements for the year ending December 31, 2009.

     The Board desires to give stockholders the opportunity to express their opinions on the matter of auditors for the Company, and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Audit Committee’s appointment of Ernst & Young LLP. If this proposal does not receive the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting, in person or by proxy, the Board of Directors will interpret this as an instruction to seek other auditors.

     The Company expects that representatives of Ernst & Young LLP will be present at the Annual Meeting and available to respond to questions. These representatives will be given an opportunity to make a statement if they would like to do so.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2009.

OTHER MATTERS

Solicitation — The cost of this proxy solicitation will be borne by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies by telephone, facsimile, e-mail or other forms of communication, without special compensation for such activities. The Company will also request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, Proxy Statements and other materials to their principals at the Company’s expense. The Company will reimburse such banks, brokers, fiduciaries, custodians, nominees and other record holders for their reasonable out-of-pocket expenses of solicitation. The Company does not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed those normally expended for a proxy solicitation for an election of directors in the absence of a contest.

Proposals of Stockholders — Under SEC Rule 14a-8, stockholder proposals for the annual meeting of stockholders to be held in 2010 will not be included in the Proxy Statement for that meeting unless the proposal is proper for inclusion in the Proxy Statement and for consideration at the next annual meeting of stockholders, and is received by the Secretary of the Company at the Company’s principal executive offices, which are located at 475 Half Day Road, Suite 500, Lincolnshire, Illinois 60069, no later than December 22, 2009, which is 120 days before the anniversary date of the release of this Proxy Statement to stockholders. Stockholders must also follow the other procedures prescribed in SEC Rule 14a-8 under the Exchange Act, as well as the Company’s By-Laws, which contain requirements that are separate and apart from the SEC requirements of Rule 14a-8. The Company’s By-Laws provide that stockholders desiring to bring business before the 2010 Annual Meeting, including nomination of a person for election to the Company’s Board of Directors, must provide written notice to the Company’s Secretary at the Company’s executive offices and such notice must be received not less than sixty nor more than ninety days prior to the one-year anniversary of the date on which the Company first mailed its proxy materials for the 2009 Annual Meeting. The written notice must include the information required by Section 2.4 of the By-Laws.

Other Business — The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those enumerated in the Company’s Notice of Annual Meeting of Stockholders enclosed herewith. If any other matters are properly brought before the meeting, however, it is intended that the persons named in the proxy will vote as directed by the Board of Directors.

Annual Report to Stockholders — The Company’s Annual Report to Stockholders for the year ended December 31, 2008, containing financial and other information pertaining to the Company, is being furnished to stockholders simultaneously with this Proxy Statement.

Annual Report on Form 10-K — The Company will furnish without charge to any stockholder as of the record date a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC. Requests for such materials should be made in writing and directed to Zebra Technologies Corporation, 475 Half Day Road, Suite 500, Lincolnshire, Illinois 60069, Attention: Michael C. Smiley.

By Order of the Board of Directors

Noel Elfant
Secretary

APPENDIX A

GLOSSARY OF TERMS

Under the 2008 Management Bonus Plan.

“Company Consolidated Income From Operations”1 means Income from Operations as reported in the Company’s management reports, adjusted to remove the impact of changes in foreign exchange rates. In the event of acquisitions, generally the acquired company budget and actual financial performance is applied to the 2008 Management Bonus Plan financial objectives as of the first of the quarter following 6 months after the acquisition closing.

“SPG Consolidated Direct Operating Profit”1 means Direct Operating Profit as reported in the Company’s management reports for the Consolidated Specialty Printer Group (“SPG”), adjusted to remove the impact of changes in foreign exchange rates.

“ZES Revenue” means Zebra Enterprise Solutions (“ZES”) total GAAP revenue for 2008.

“ZES EBITDA” means ZES Operating Profit (GAAP) as reported in the Company’s management reports, adjusted to remove the impact of euromax bonus payments and labor expenses charged to the marine terminal systems reserve, plus interest, taxes, depreciation, amortization, and 123(R) compensation expense.

“ZES Total Bookings” means total ZES bookings during 2008 after any allocations for GAAP vendor specific objective evidence calculations.

1	Specifically excludes such expense items as (i) amortization of intangibles; (ii) FAS123(R) compensation expense; (iii) one-time charges, non-operating charges or expenses incurred that are not under the control of operations management, as ratified by the Compensation Committee; (iv) Board of Directors project activities (e.g., CEO search, director searches); or (v) gains or losses on the sale of assets. The foregoing list is not exhaustive and is meant to represent examples of the kind of expenses typically excluded from the calculations of Consolidated Income from Operations and Direct Operating Profit.

Under the 2009 Zebra Incentive Plan.

“Income from Operations”1 means income from operations for the applicable period, adjusted to remove non-recurring charges, of the Company (on a consolidated basis) or SPG, as applicable. In the event of acquisitions, generally for the first quarter beginning at least six months after an acquisition closes, the financial targets will be adjusted to incorporate the acquired company’s budget or financial plan, and the reported financial performance will also be adjusted to include the acquired company’s actual performance the first quarter beginning at least six months after an acquisition closes.

“Return on Invested Capital” means Net Operating Profit After Tax for 2009, divided by Invested Capital, where:

“Net Operating Profit After Tax” means Income From Operations x (1-budget tax rate); and

“Invested Capital” means total assets less cash and cash equivalents, current and long-term investments and marketable securities, and non-interest-bearing current liabilities, and which is calculated as the average Invested Capital reflected on the five balance sheets for the end of the following quarters: Q4 2008, Q1 2009, Q2 2009, Q3 2009 and Q4 2009.

1	Non-recurring charges specifically include such expense items as (i) one-time charges, non-operating charges or expenses incurred that are not under the control of operations management, as ratified by the Compensation Committee; (ii) restructuring expenses; (iii) exit expenses; (iv) integration expenses; (v) Board of Directors project activities (e.g., CEO search, director searches); or (vi) gains or losses on the sale of assets; (vii) acquired in-process technology; or (viii) impairment charges. The foregoing list is not exhaustive and is meant to represent examples of the kind of expenses typically excluded from the calculations of Income from Operations.

Under the Form Employment Agreement.

As determined by the Board in its sole discretion, the Named Officer shall be deemed terminated for “Cause” if the Board terminates the Named Officer after the Named Officer:

(1)	shall have committed, been indicted of, or been convicted of, or admitted, plea bargained, entered a plea of no contest or nolo contendere to, any felony of any kind or a misdemeanor, or violated any laws, involving fraud, dishonesty or an act of moral turpitude;

(2)	shall have materially breached the Form Employment Agreement or any other agreement to which the Named Officer and the Company are parties;

(3)	shall have materially violated any written Company policy, regardless of whether within or outside the scope of his authority;

(4)	shall have committed willful or intentional misconduct, gross negligence, or dishonest, fraudulent or unethical behavior, or other conduct involving serious moral turpitude in the performance of his duties hereunder;

(5)	shall have failed or refused to materially comply (to the best of his ability) with a specific direction of the Company, unless the Named Officer reasonably and in good faith believes such specific direction to be unlawful (in which case the Company’s termination of the Named Officer’s employment shall not be for Cause under this provision); or

(6)	engages in any conduct which breaches his fiduciary duty to the Company, which materially injures the integrity, character or reputation of the Company or which impugns Named Officer's own integrity, character or reputation so as to cause Named Officer to be unfit to act in the capacity of an executive officer of the Company.

A termination of employment by the Company for Cause under subparagraphs (2), (3), (4), (5) or (6) shall be effectuated by the Board giving the Named Officer written notice of the termination within 30 days of the event constituting Cause, or such longer period as the parties may agree, setting forth in reasonable detail the specific conduct of the Named Officer that constitutes Cause, the specific provisions of the Form Employment Agreement on which the Company relies and, to the extent such Cause is susceptible to cure, providing the Named Officer with a 30 day cure period. If such Cause is susceptible to cure and the Named Officer fails to remedy the condition within such 30 day cure period, the Company may terminate the Named Officer’s employment within 30 days after the expiration of the cure period, and if the Company fails to so terminate the Named Officer’s employment, any subsequent termination based upon the same underlying facts shall not constitute a termination for Cause.

“Change in Control” has the meaning given to it under the 2006 Zebra Technologies Corporation Incentive Compensation Plan; provided, however, a “Change in Control” under the Form Employment Agreement is not intended to be broader than the definition of a “Change in Control event” as defined by reference to the regulations under Section 409A of the Internal Revenue Code, and the severance payments payable under the Form Employment Agreement in the event of a Change in Control shall not be payable unless the applicable Change in Control constitutes a Change in Control event in accordance with Section 409A of the Internal Revenue Code and the regulations and guidance promulgated thereunder.

“Disability” means the Named Officer, as a result of illness or incapacity, shall be unable to perform substantially his required duties for a period of 180 consecutive days; provided, however, that if the Named Officer, after being unable to perform substantially his required duties for a period of less than 180 consecutive days as a result of illness or incapacity returns to active duty for less than 30 days, the period of such active duty will be disregarded in determining whether the 180 consecutive day threshold has been accumulated (although it will not be accumulated as part of the 180 day period).

“Good Reason” means the occurrence of any one of the following:

(1)	demotion of the Named Officer by the Company to a non-executive officer position (including a material diminution in the status of the Named Officer’s responsibilities, authorities, powers or duties taken as a whole) or assignment to the Named Officer of any duties materially inconsistent with his position, status or responsibilities under this Agreement;

(2)	material breach of any provision of the Form Employment Agreement by the Company; or

(3)	decrease in the Named Officer’s base salary as in effect on the date of the Named Officer’s Form Employment Agreement in an amount equal to or greater than 10% (unless such decrease is applied on a proportionally equal basis to all executive officers of the Company) (an “Applicable Decrease”), but only if the Named Officer terminates his employment with the Company as a result of an Applicable Decrease within 15 business days of the later of (i) the effective date of the Applicable Decrease, or (ii) the Named Officer’s actual knowledge of Applicable Decrease (“Applicable Decrease Date”). For clarification purposes, should the Named Officer fail to terminate his employment with the Company within 15 business days of the Applicable Decrease Date, such termination shall not constitute termination of employment by the Named Officer for Good Reason under this provision.

A termination of employment by the Named Officer for Good Reason under subparagraph (1) or (2) shall be effectuated by giving the Company written notice of the termination within 30 days of the event constituting Good Reason, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provisions of the Form Employment Agreement on which Named Officer relies and providing the Company with a 30 day period during which it may remedy the condition constituting Good Reason. If the Company fails to remedy the condition within such 30 day period, the Named Officer must terminate his employment within 30 days after the expiration of the cure period, and if the Named Officer fails to so terminate his employment, any subsequent termination based upon the same underlying facts shall not constitute a termination for Good Reason.

Under the Gustafsson Employment Agreement.

As determined by the Board in its sole discretion, Mr. Gustafsson shall be deemed terminated for “Cause” if the Board terminates him after he:

(1)	shall have committed, been indicted of, or been convicted of, or admitted, plea bargained, entered a plea of no contest or nolo contendere to, any felony of any kind or a misdemeanor, or violated any laws, involving fraud, dishonesty or an act of moral turpitude;

(2)	shall have materially breached the Gustafsson Employment Agreement or certain other agreements between Mr. Gustafsson and the Company;

(3)	shall have materially violated any written Company policy, regardless of whether within or outside the scope of his authority;

(4)	shall have committed willful or intentional misconduct, gross negligence, or dishonest, fraudulent or unethical behavior, or other conduct involving serious moral turpitude in the performance of his duties hereunder;

(5)	shall have failed or refused to materially comply (to the best of his ability) with a specific direction of the Board, unless Mr. Gustafsson reasonably and in good faith believes such specific direction to be unlawful (in which case the Company’s termination of Mr. Gustafsson’s employment shall not be for Cause under this provision); or

(6)	engages in any conduct which breaches his fiduciary duty to the Company, which materially injures the integrity, character or reputation of the Company or which impugns Mr. Gustafsson's own integrity, character or reputation so as to cause Mr. Gustafsson to be unfit to act in the capacity of CEO of the Company.

A termination of employment by the Company for Cause under subparagraphs (2), (3), (4), (5) or (6) shall be effectuated by the Board giving Mr. Gustafsson written notice of the termination within 30 days of the event constituting Cause, or such longer period as the parties may agree, setting forth in reasonable detail the specific conduct of Mr. Gustafsson that constitutes Cause, the specific provisions of the Gustafsson Employment Agreement on which the Company relies and, to the extent such Cause is susceptible to cure, providing Mr. Gustafsson with a 30 day cure period. If such Cause is susceptible to cure and Mr. Gustafsson fails to remedy the condition within such 30 day cure period, the Company may terminate Mr. Gustafsson’s employment within 30 days after the expiration of the cure period, and if the Company fails to so terminate Mr. Gustafsson’s employment, any subsequent termination based upon the identical underlying facts and circumstances shall not constitute a termination for Cause.

“Disability” means Mr. Gustafsson, as a result of illness or incapacity, shall be unable to perform substantially his required duties for a period of one hundred eighty (180) consecutive days; provided, however, that if Mr. Gustafsson, after being unable to perform substantially his required duties for a period of less than 180 consecutive days as a result of illness or incapacity returns to active duty for less than 30 days, the period of such active duty will be disregarded in determining whether the 180 consecutive day threshold has been accumulated (although it will not be accumulated as part of the 180 day period).

“Good Reason” means the occurrence of any one of the following:

(1)	demotion of Mr. Gustafsson by the Company to a lesser position (including a material diminution in the status of Mr. Gustafsson’s responsibilities, authorities, powers or duties taken as a whole) or assignment to Mr. Gustafsson of any duties materially inconsistent with his position, status or responsibilities under the Gustafsson Employment Agreement;

(2)	material breach of any provision of the Gustafsson Employment Agreement by the Company; or

(3)	decrease in Mr. Gustafsson’s base salary as in effect on the date of Mr. Gustafsson’s Employment Agreement (unless such decrease is applied on a proportionally equal basis to all executive officers of the Company) (an “Applicable Decrease”), but only if Mr. Gustafsson terminates his employment with the Company as a result of an Applicable Decrease within fifteen (15) business days of the later of (i) the effective date of the Applicable Decrease, or (ii) Mr. Gustafsson’s actual knowledge of Applicable Decrease (“Applicable Decrease Date”). For clarification purposes, should Mr. Gustafsson fail to terminate his employment with the Company within fifteen (15) business days of the Applicable Decrease Date, such termination shall not constitute termination of employment by Mr. Gustafsson for Good Reason under this provision.

A termination of employment by Mr. Gustafsson for Good Reason under subparagraph (1) or (2) shall be effectuated by giving the Company written notice of the termination within 30 days of the event constituting Good Reason, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provisions of the Gustafsson Employment Agreement on which Mr. Gustafsson relies and providing the Company with a 30 day period during which it may remedy the condition constituting Good Reason. If the Company fails to remedy the condition within such 30 day period, Mr. Gustafsson must terminate his employment within 30 days after the expiration of the cure period, and if Mr. Gustafsson fails to so terminate his employment, any subsequent termination based upon the same underlying facts shall not constitute a termination for Good Reason.

Under the Kaplan Consulting Agreement.

“Change in Control” means:

(1)	A Change in the Ownership of the Company. A change in ownership of the Company shall occur on the date that any one person, or more than one person acting as a Group (as defined below), acquires ownership of stock of the Company that, together with stock held by such person or Group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided, however, that, if any one person, or more than one person acting as a Group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company;

(2)	A Change in the Effective Control of the Company. A change in the effective control of the Company occurs on the date that any one person, or more than one person acting as a Group (as defined below), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; or

(3)	A Change in the Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one person, or more than one person acting as a Group (as defined below), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total Gross Fair Market Value (as defined below) equal to or more than 40% of the total Gross Fair Market Value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that, a transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to:

(a)	a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(b)	an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(c)	a person, or more than one person acting as a Group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or

(d)	an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (c) of this paragraph (3).

“Gross Fair Market Value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

“Group” shall have the meaning ascribed to such term in Treas. Reg. Sections 1.409A-3(i)(5)(v)(B), (vi)(D) or (vii)(C), as applicable.

“Ownership,” for purposes of stock ownership under the definition of Change of Control, means stock ownership as determined under Section 409A of the Internal Revenue Code.

Under the 2008 Stock Option Award Agreements.

“Cause” means, as determined by the Company, in its sole discretion, termination of the Named Officer’s employment with the Company or any subsidiary of the Company because of:

(1)	the Named Officer’s material breach of the stock option agreement or of any other agreement to which the Named Officer and the Company are parties, as determined by the Compensation Committee in good faith; or

(2)	material violation of Company policy, regardless of whether within or outside of his or her authority; or

(3)	willful or intentional misconduct; gross negligence; or dishonest, fraudulent, or unethical behavior; or other conduct involving serious moral turpitude, by the Named Officer in the performance of his or her duties; or

(4)	dishonesty, theft or conviction of any crime or offense involving money or property of the Company or any of its subsidiaries; or

(5)	breach of any fiduciary duty owing to the Company or any subsidiary of the Company; or

(6)	unauthorized disclosure of confidential Information or unauthorized dissemination of Company materials; or

(7)	conduct that is, or could reasonably be expected to be, materially harmful to the Company or any of its subsidiaries or affiliates, as determined by the Compensation Committee in good faith.

“Change in Control” has the meaning given to it under the 2006 Zebra Technologies Corporation Incentive Compensation Plan.

“Disability” has the meaning given to it under the 2006 Zebra Technologies Corporation Incentive Compensation Plan.

“Retire” means the Named Officer’s voluntary termination of employment with the Company and/or any of its subsidiaries after attaining either (1) age 55 with 10 complete years of service or more with the Company and/or any of its subsidiaries; or (2) age 65.

Under the 2008 Restricted Stock Award Agreements.

“Cause” has the meaning given to it in the Form Employment Agreement.

“Change in Control” has the meaning given to it under the 2006 Zebra Technologies Corporation Incentive Compensation Plan.

“Good Reason” has the meaning given to it in the Form Employment Agreement.

Under the 2006 Zebra Technologies Corporation Incentive Compensation Plan.

“Change in Control” means, unless the Compensation Committee provides otherwise in the award agreement, the occurrence of any of the following events:

(1)	Any “Person” (as such term is used in Sections 13(d) and 14(d) of Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including a group as defined in Section 13(d)(3) of the Exchange Act, is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all shares that any such Person shall be deemed to have the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than thirty five percent (35%) of the total voting power of the then outstanding voting equity securities of the Company entitled to vote generally in the election of directors (“Outstanding Company Voting Securities”); provided, however, that a Person shall not be deemed the “beneficial owner” of shares tendered pursuant to a tender or exchange offer made by that Person or any Affiliate of that Person until the tendered shares are accepted for purchase or exchange; provided, further, that a “Change in Control” shall not be deemed to occur as a result of (i) any acquisition of equity securities by the Company, (ii) any acquisition of equity securities directly from the Company (including through an underwriter or other financial intermediary), other than (x) an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself directly acquired from the Company, or (y) in connection with the acquisition by the Company or its affiliates of a business, or (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company;

(2)	Within any period of 24 consecutive months, persons who were members of the Board of Directors of the Company immediately prior to such 24-month period, together with any persons who were first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) during such 24-month period by or upon the recommendation of persons who were members of the Board of Directors of the Company immediately prior to such 24-month period and who constituted a majority of the Board of Directors of the Company at the time of such election (“Incumbent Directors”), cease to constitute a majority of the Board;

(3)	The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company other than to a corporation which would satisfy the requirements of sub-clauses (a), (b) and (c) of clause (4) of this definition of “Change in Control,” assuming for this purpose that such liquidation or dissolution was a Business Combination; or

(4)	Consummation of a reorganization, merger or consolidation of the Company or any direct or indirect subsidiary of the Company or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (which shall include for these purposes, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of Outstanding Company Voting Securities, (b) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination and any Person beneficially owning, immediately prior to such Business Combination, directly or indirectly, 35% or more of the Outstanding Company Voting Securities) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

“Disability” means, unless otherwise provided for in the award agreement or an employment, Change in Control or similar agreement in effect between the Named Officer and the Company or a subsidiary of the Company, (i) in the case of an employee, the employee qualifying for long-term disability benefits under any long-term disability program by the Company or subsidiary in which the employee participates, and (ii) in the case of a director or consultant, the inability of the director or consultant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Compensation Committee, based upon medical evidence.

ZEBRA TECHNOLOGIES CORPORATION 475 HALF DAY ROAD, SUITE 500 LINCOLNSHIRE, IL 60069
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PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.
ZEBRA TECHNOLOGIES CORPORATION

The Board of Directors recommends a vote "FOR" Proposals 1 and 2.
1.	Election of Directors
Nominees:
	01)	Richard L. Keyser
	02)	Ross W. Manire
	03)	Dr. Robert J. Potter

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) of the nominee(s) on the line below.

☐	☐	☐

		For	Against	Abstain

2.	Proposal to ratify Ernst & Young LLP as Independent Auditors	☐	☐	☐

The shares represented by this Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If this Proxy is executed but no direction is given, the votes entitled to be cast by the undersigned will be cast "FOR" the nominees for director, "FOR" the proposal to ratify Ernst & Young LLP as independent auditors, and in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

This Proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of the Company prior to the meeting or by filing with the Secretary of the Company prior to the meeting a later-dated Proxy. If the undersigned is present and wants to vote in person at the Annual Meeting, or at any adjournment thereof, the undersigned may revoke this Proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of the Company called for May 21, 2009, and of the Proxy Statement for the Annual Meeting prior to the signing of this Proxy.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

NOTE: Please sign exactly as the name(s) appear above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee, guardian or in another representative capacity, please give your full title. If a corporation or partnership, please sign in the name of the corporation or partnership by an authorized officer or person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Please do not vote by more than one method. Your vote last received will be your official vote. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 21, 2009: The Company's Proxy Statement for the 2009 Annual Meeting of Stockholders and the Annual Report to Stockholders for the year ended December 31, 2008, are available at: https://materials.proxyvote.com/989207.

M12960-P69198

ZEBRA TECHNOLOGIES CORPORATION
Revocable Proxy

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ZEBRA TECHNOLOGIES CORPORATION FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2009, AND AT ANY ADJOURNMENT THEREOF.

     The undersigned stockholder of Zebra Technologies Corporation, a Delaware corporation (the "Company"), hereby appoints Anders Gustafsson and Noel Elfant as proxies for the undersigned, and each of them, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders to be held at the Hilton Northbrook, 2855 N. Milwaukee Avenue, Northbrook, Illinois, on Thursday, May 21, 2009, at 10:30 a.m., Central Time, or any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting to be Held on May 21, 2009.

The Company's Proxy Statement for the 2009 Annual Meeting of Stockholders and the Annual Report to Stockholders for the year ended December 31, 2008, are available at: https://materials.proxyvote.com/989207.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.)

(Continued on reverse side)